                                                                   EXHIBIT 10.12

                              INVESTMENT AGREEMENT
                              --------------------

               THIS INVESTMENT AGREEMENT (the "AGREEMENT") is made and entered into as of this 26th day of June, 1997, by and among KENDLE INTERNATIONAL INC., an Ohio corporation (the "COMPANY"), and NATIONSBANC INVESTMENT CORPORATION, a Delaware corporation (the "PURCHASER").

                              STATEMENT OF PURPOSE
                              --------------------

               1. The Company and its Subsidiaries (as defined below) are engaged in the business of providing clinical research and drug development services to the pharmaceutical and biotechnological industries.

               2. The Company has entered into a stock purchase agreement with the stockholders of U-Gene Research B.V., a Netherlands corporation ("U-GENE"), providing for the purchase of all the stock of such sellers (the acquisition covered by such stock purchase agreement is referred to as the "U-GENE ACQUISITION" and the stock purchase agreement, together with all related agreements, exhibits, documents and schedules, are collectively referred to as the "U-GENE ACQUISITION DOCUMENTS").

               3. The Company also contemplates entering into a stock purchase agreement with the stockholders of Gesellschaft fur Angewandte Mathematik und Informatik mbh, a German corporation ("GMI"), providing for the purchase of all the stock of such sellers (the acquisition covered by such stock purchase agreement is referred to as the "GMI ACQUISITION" and the stock purchase agreement, together with all related agreements, exhibits, documents and schedules, are collectively referred to as the "GMI ACQUISITION DOCUMENTS").

               4. In order to obtain funds for the payment of the purchase price for the U-Gene Acquisition and the gmi Acquisition, the Company proposes to enter into (a) a credit agreement, dated as of the date hereof (as amended or otherwise modified from time to time in accordance with Section 7(p), the "CREDIT AGREEMENT"), among the lenders named therein (the "LENDERS"), NationsBank, N.A., acting for itself and as agent for the Lenders, and the Company and certain of its Subsidiaries, to obtain a $20,000,000 senior secured revolving credit facility and (b) this Agreement providing for the issuance by the Company of its Series A Note and Series B Note, each in the original aggregate principal amount of $5,000,000, and each of which shall be accompanied by common stock purchase warrants.

               NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

          SECTION 1 DEFINITIONS.

               (a) DEFINITIONS. As used in this Agreement and unless the context otherwise requires, the following terms have the meanings indicated:

                    "ACQUIRED COMPANIES" means U-Gene and gmi.

                    "ACQUISITIONS" means, collectively, the U-Gene Acquisition and the gmi Acquisition.

                    "ACQUISITION DOCUMENTS" means, collectively, the U-Gene
               Acquisition Documents and the gmi Acquisition Documents.

                    "AFFILIATE" means, with respect to any Person, a Person
               (other than a Wholly Owned Subsidiary) (i) which directly or indirectly controls, or is controlled by, or is under common control with, such Person, (ii) which owns 5% or more of the equity interests of such Person, (iii) 5% or more of the voting stock of which is owned by such Person (or in the case of a Person which is not a corporation, 5% or more of the equity interests of which are owned by such Person) or (iv) any director or executive officer of such Person. The term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                    "AGREEMENT" has the meaning set forth in the Preamble.

                    "AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT" has the
               meaning set forth in Section 4A(h)(i)4(H)(I).

                    "BIG SIX ACCOUNTING FIRM" means any of Arthur Andersen &
               Co., KPMG Peat Marwick, Coopers & Lybrand, Ernst & Young, Deloitte & Touche or Price Waterhouse or any of their respective successors.

                    "BOARD OF DIRECTORS" shall mean the board of directors of
               the Company elected in accordance with the Company's
               Regulations.

                    "CAPITALIZED LEASES" means, as applied to any Person, any
               lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                    "CHANGE OF CONTROL" has the meaning set forth in Section
               1.1 of the Credit Agreement in effect as of the date hereof.

                    "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                    "COMMISSION" means the Securities and Exchange Commission.

                    "COMMON STOCK" means the Company's common stock, no par
               value per share.

                    "CONSOLIDATED CAPITAL EXPENDITURES" has the meaning set
               forth in Section 1.1 of the Credit Agreement.

                    "CONTRACTUAL OBLIGATION" means, with respect to a Person,
               any provision of (i) any security issued by such Person, including provisions contained in the articles or certificate of incorporation or regulations or other organizational or governing documents of such Person, or (ii) any agreement, franchise, license, permit, undertaking, contract, indenture, mortgage, deed of trust or other instrument or understanding to which such Person is a party or by which it or any of its assets or property is bound.

                    "CREDIT AGREEMENT" has the meaning set forth in the
               Statement of Purpose.

                    "DEFAULT" means any Event of Default or any event that
               would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                    "DISQUALIFIED STOCK" has the meaning set forth in Section
               1.1 of the Credit Agreement in effect as of the date hereof.

                    "ENVIRONMENTAL CLAIMS" has the meaning set forth in 7(K).

                    "ENVIRONMENTAL LAW" has the meaning set forth in Section
               7(k)7(K).

                    "ENVIRONMENTAL NOTICE" has the meaning set forth in Section
               7(k)7(K).

                    "ERISA" means the Employee Retirement Income Security Act
               of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                    "ERISA AFFILIATE" means any trade, business or Person
               (whether or not incorporated) that is a member of a group of which the Company is a member and that is treated as a single employer under Section 414 of the Code.

                    "ERISA EVENT" with respect to any Person means (i) the
               occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (ii) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in
               Section 4041(e) of ERISA); (iii) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in Section 4068(f) of ERISA; (iv) the failure by such Person or any of its ERISA Affiliates to make a payment to a Plan required under Section 302(f)(1) of ERISA; (v) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (vi) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, such Plan.

                    "EVENT OF DEFAULT" has the meaning set forth in the Notes.

                    "EXCHANGE ACT" means the Securities Exchange Act of 1934,
               as amended, and the rules and regulations of the Commission thereunder.

                    "FINANCIAL STATEMENTS" has the meaning set forth in Section
               4A(g)4(G).

                    "FIXED CHARGE COVERAGE RATIO" has the meaning set forth in
               Section 1.1 of the Credit Agreement.

                    "GAAP" means generally accepted United States accounting
               principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination but subject to the provisions of Section 1.1(b).

                    "GMI" has the meaning set forth in the Statement of
               Purpose.

                    "GMI ACQUISITION" has the meaning set forth in the
               Statement of Purpose.

                    "GMI ACQUISITION DOCUMENTS" has the meaning set forth in
               the Statement of Purpose.

                    "GMI CLOSING" has the meaning set forth in Section
               3(c)(ii)3(C)(II).

                    "GMI CLOSING DATE" means the date on which the gmi Closing occurs.

                    "GOVERNMENTAL AUTHORITY" means the government of any
               nation, state, county or parish, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                    "HAZARDOUS DISCHARGE" has the meaning set forth in Section
               5(t)5(T).

                    "HAZARDOUS MATERIALS" has the meaning set forth in Section
               7(k)7(K).

                    "INDEBTEDNESS" of any Person shall mean (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, letters of credit (other than the gmi Letters of Credit (as defined in the Credit Agreement), notes or similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (v) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vii) all guaranty obligations of such Person, (viii) the principal portion of all obligations of such Person under Capitalized Leases, (ix) all net obligations of such Person under interest rate protection agreements or foreign currency exchange agreements, (x) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (xi) all Disqualified Stock of such

               Person, and (xii) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.

                    "INDEMNIFIED PARTY" has the meaning set forth in Section
               7(j)7(J).

                    "INTELLECTUAL PROPERTY" means all technology, know-how and trade secrets relating to or used in the business of the Company and its Subsidiaries, including (i) the computer programs and software relating to or used in the business of the Company and its Subsidiaries, together with the operating codes, source codes, updates, upgrades, modifications, enhancements and any user and technical documentation or utilities with respect thereto, (ii) all patents, patent licenses and patent applications, copyrights and copyright applications, trade secrets, property information, proposals and rights and other intellectual proprietary rights relating to the business of the Company and its Subsidiaries and (iii) all trademarks, trade names, service marks and logos (including any registration and any application for registration of any of the foregoing), relating to or used in the business of the Company and its Subsidiaries.

                    "INTELLECTUAL PROPERTY LICENSES" has the meaning set forth in Section 5(y)5(Y).

                    "LATEST BALANCE SHEET" has the meaning set forth in Section
               5(n)5(N).

                    "LENDERS" has the meaning set forth in the Statement of
               Purpose.

                    "LIENS" shall mean any mortgage, deed of trust, pledge,
               hypothecation, easement, assignment, deposit arrangement, restriction, restrictive covenant, lease, sublease, option, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

                    "LOSSES" has the meaning set forth in Section 7(j)7(J).

                    "MATERIAL CONTRACTS" has the meaning set forth in Section
               5(p)5(P).

                    "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                    "NOTES" has the meaning set forth in Section 22.

                    "ORGANIC CHANGE" means (i) the sale, assignment, transfer, pledge or other disposition by the Company of any of equity interests of any Subsidiary or the authorization or issuance by any Subsidiary of any equity securities or interests which results in a dilution of the Company's ownership of such Subsidiary; (ii) except as permitted under Section 7.5 of the Credit Agreement in effect as of the date hereof, any sale, lease or exchange of all or substantially all the property and assets of the Company or any Subsidiary (it being understood that the sale, lease, exchange or disposition of more than 25% of the assets of the Company shall be deemed to be a sale, lease, exchange or disposition of a substantial part of the Company's assets) whether or not in the ordinary course of business and whether directly or through the sale of equity securities or interests of any Subsidiary or Subsidiaries; (iii) except as permitted by Section 7(g)7(G) of this Agreement, the issuance by the Company of any equity securities or interests;
               (iv) any merger, consolidation, liquidation or dissolution to which the Company or any Subsidiary is a party (other than (A) the merger of the Company or of a Wholly Owned Subsidiary into the Company or another Wholly Owned Subsidiary, (B) the merger of a Wholly Owned Subsidiary into another Person so long as the Wholly Owned Subsidiary shall be the continuing or surviving Person in such merger or (C) the liquidation or dissolution of a Wholly Owned Subsidiary or (v) a Change of Control.

                    "OWNED INTELLECTUAL PROPERTY" has the meaning set forth in
               Section 5(y)5(Y).

                    "PBGC" means the Pension Benefit Guaranty Corporation
               established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

                    "PERMITTED INDEBTEDNESS" means: (i) Indebtedness
               outstanding or permitted under this Agreement, the Notes and
               Section 7.1 of the Credit Agreement; (ii) Indebtedness outstanding as of the date hereof reflected on the Latest Balance Sheet or disclosed on SCHEDULE 5 (z); (iii) Indebtedness secured by a Permitted Lien; and (iv) Indebtedness in respect to deferred taxes.

                    "PERMITTED INVESTMENTS" has the meaning given such term in
               Section 1.1 of the Credit Agreement in effect as of the date hereof.

                    "PERMITTED LIENS" has the meaning given such term in
               Section 1.1 of the Credit Agreement in effect as of the date hereof.

                    "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

                    "PLAN" means any pension plan (other than a Multiemployer
               Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of the Company or any of its ERISA Affiliates.

                    "PLEDGE AGREEMENT" has the meaning set forth in Section
               3(d)3(D).

                    "PROJECTIONS" has the meaning given such term in Section
               5(m)5(M).

                    "PROPERTIES" has the meaning given such term in Section
               7(k)7(K).

                    "PURCHASER" has the meaning set forth in the Preamble.

                    "QUALIFIED INITIAL PUBLIC OFFERING" means an initial
               registered public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of common stock of the Company to the public of no more than 50% of the common stock of the Company and which has been underwritten by a nationally recognized investment banking firm or firms at a price per share greater than or equal to $7.50 that generates gross proceeds to the Company of at least $25,000,000 and pays all principal, interest and premium under the outstanding Notes.

                    "REGISTRATION RIGHTS AGREEMENT" has the meaning set forth
               in Section 4A(h)(ii)4(H)(II).

                    "RELATED PARTY" or "RELATED PARTIES" means spouses, lineal ancestors or descendants, natural or adopted, and spouses of lineal ancestors or descendants, or trusts for the sole benefit of any of such persons.

                    "REQUIREMENT OF LAW" means, with respect to a Person, the
               articles or certificate of incorporation bylaws, regulations or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, order, right, privilege, qualification, writ, judgment, injunction, decree, permit, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

                    "SECURITIES ACT" means the Securities Act of 1933, as
               amended, and the rules and regulations of the Commission thereunder.

                    "SECURITY AGREEMENT" means the Security Agreement made by
               the Company and each of its Subsidiaries in favor of the Purchaser, as the same may be amended, supplemented or otherwise modified from time to time.

                    "SENIOR LEVERAGE RATIO" has the meaning set forth in
               Section 1.1 of the Credit Agreement.

                    "SERIES A NOTE" has the meaning set forth in Section 22.

                    "SERIES A WARRANT" has the meaning set forth in Section 22.

                    "SERIES B NOTE" has the meaning set forth in Section 22.

                    "SERIES B WARRANT" has the meaning set forth in Section 22.

                    "SUBORDINATION AGREEMENT" has the meaning set forth in
               Section 4A(h)(iii)4(H)(III).

                    "SUBSIDIARY" means, as to any Person, (i) any corporation
               more than 50% of whose capital stock or any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of the Company (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (ii) any partnership, limited liability company or other Person in which the Person directly or indirectly through Subsidiaries has more than 50% of the equity interests at any time. For purposes of this Agreement, each of the Acquired Companies shall be deemed to be a Subsidiary of the Company.

                    "TOTAL LEVERAGE RATIO" has the meaning set forth in Section
               1.1 of the Credit Agreement.

                    "TRANSACTION DOCUMENTS" means this Agreement, the Notes,
               the Warrants, the Amended and Restated Shareholders' Agreement, the Registration Rights Agreement, the Subordination Agreement, the Pledge Agreement, the Security Agreement, the Credit Agreement, the Acquisition Documents and all other agreements, exhibits, documents and schedules related thereto.

                    "U-GENE" has the meaning set forth in the Statement of
               Purpose.

                    "U-GENE ACQUISITION" has the meaning set forth in the
               Statement of Purpose.

                    "U-GENE ACQUISITION DOCUMENTS" has the meaning set forth in the Statement of Purpose.

                    "U-GENE CLOSING" has the meaning set forth in Section
               3(c)(i)3(C)(I).

                    "U-GENE CLOSING DATE" means the date on which the U-Gene
               Closing occurs.

                    "WARRANTS" has the meaning set forth in Section 22.

                    "WHOLLY OWNED SUBSIDIARY" shall mean any Subsidiary of the
               Company 100% of whose equity securities and interests (on a fully diluted basis) are owned directly or indirectly by the Company or another Wholly Owned Subsidiary.

          (b) ACCOUNTING TERMS; FINANCIAL STATEMENTS. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Purchaser hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1(b) (or, prior to the delivery of the first financial statements pursuant to Section 7.1(b), consistent with the financial statements as at December 31, 1996); PROVIDED, THAT, if (i) the Company shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto after the Closing Date or (ii) the Purchaser shall so object in writing within 90 days after delivery of such financial statements, then calculations shall be made on a basis consistent with the most recent financial statements delivered by the Company to the Purchaser as to which no such objection shall have been made. If any changes in accounting principles are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions of or are otherwise required by, the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any of such changes results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to reflect fairly and equitably such changes, with the desired result that the criteria for evaluating the Company's financial condition and results of operations shall be the same after such changes as if such changes had not been made.

     SECTION 2 AUTHORIZATION OF ISSUANCE OF THE NOTES AND THE WARRANTS. The Company has authorized the issuance to the Purchaser of the Company's Series A Senior Subordinated Promissory Note (the "SERIES A NOTE") and the Company's Series B Senior Subordinated Promissory Note (the "SERIES B NOTE") (the Series A Note and the Series B Note are collectively referred to herein as the "NOTES"), each in the original principal amount of $5,000,000 and in substantially the form of EXHIBIT 2(a) and EXHIBIT 2(b), respectively. The Series A Note shall be accompanied by a common stock purchase warrant, in substantially the form of EXHIBIT 2(c), entitling the holders thereof to purchase in the aggregate 4,212 shares of Common Stock, representing 4% of the issued and outstanding shares of the Company's Common Stock on the U-Gene Closing Date, determined on a fully diluted basis, subject to adjustment as provided therein (the "SERIES A WARRANT"). The Series B Note shall be accompanied by a common stock purchase warrant, in substantially the form of
EXHIBIT 2(d), entitling the holders thereof to purchase in the aggregate shares of Common Stock representing 3% of the issued and outstanding shares of the Company's Common Stock on the gmi Closing Date, determined on a fully diluted basis, subject to adjustment as provided therein (the "SERIES B WARRANT") (the Series A Warrant and the Series B Warrant are collectively referred to herein as the "WARRANTS").


     SECTION 3   PURCHASE AND SALE OF SECURITIES.

          (a) PURCHASE AND SALE. Subject to the terms and conditions herein set forth, and in reliance upon the representations and warranties of the Company contained herein, the Company shall sell to the Purchaser and the Purchaser shall purchase from the Company the Notes and the Warrants for an aggregate purchase price of $10,000,000. The Series A Note and the Series B Note being purchased by the Purchaser pursuant hereto shall be accompanied by the Series A Warrant and the Series B Warrant, respectively.

          (b) ORIGINAL ISSUE DISCOUNT.

               (i) The Company and the Purchaser hereby acknowledge and agree that the Series A Note and the Series A Warrant to be issued are part of an investment unit within the meaning of Section 1273(c)(2) of the Code. The Company and the Purchaser hereby further acknowledge and agree that, for United States federal income tax purposes, the aggregate issue price of the Series A Note within the meaning of
          Section 1273(b) of the Code, which issue price was determined pursuant to Section 1.1273-2(h)(1) of the Treasury Regulations, is equal to $1,000,000. The Company and the Purchaser agree to use the foregoing issue price and allocation for all income tax purposes with respect to the issuance of the Series A Note and the Series A Warrant.

               (ii) The Company and the Purchaser hereby acknowledge and agree that the Series B Note and the Series B Warrant to be issued are part of an investment unit within the meaning of Section 1273(c)(2) of the Code. The Company and the

          Purchaser hereby further acknowledge and agree that, for United States federal income tax purposes, the aggregate issue price of the Series B Note within the meaning of Section 1273(b) of the Code, which issue price was determined pursuant to Section 1.1273-2(h)(1) of the Treasury Regulations, is equal to $1,500,000. The Company and the Purchaser agree to use the foregoing issue price and allocation for all income tax purposes with respect to the issuance of the Series B Note and the Series B Warrant.

          (c) CLOSINGS.

               (i) The closing of the issuance, purchase and sale of the Series A Note and the Series A Warrant (the "U-GENE CLOSING") shall take place at the time and place of the closing under the U-Gene Acquisition Documents, or at such other time and place as may be mutually agreed upon in writing by the Company and the Purchaser; PROVIDED, HOWEVER, that the U-Gene Closing shall take place no later than July 3, 1997. At the U-Gene Closing, the Company will issue, sell and deliver to the Purchaser the Series A Note and the Series A Warrant in the amounts set forth above and the Purchaser will pay to the Company the purchase price therefor by wire transfer of immediately available funds pursuant to written instructions delivered to the Purchaser by the Company prior to the U-Gene Closing.

               (ii) The closing of the issuance, purchase and sale of the Series B Note and the Series B Warrant (the "GMI CLOSING") shall take place at the time and place of the closing under the gmi Acquisition Documents, or at such other time and place as may be mutually agreed upon in writing by the Company and the Purchaser; PROVIDED, HOWEVER, that the gmi Closing shall take place no later than September 30, 1997. At the gmi Closing, the Company will issue, sell and deliver to the Purchaser the Series B Note and the Series B Warrant in the amounts set forth above and the Purchaser will pay to the Company the purchase price therefor by wire transfer of the immediately available funds pursuant to written instruction delivered to the Purchaser by the Company prior to the gmi Closing.

          (d) PLEDGE OF COLLATERAL. The repayment of the Indebtedness owing under the Notes shall be secured by (i) the Pledge Agreement among the parties thereto in favor of the Purchaser, in the form of EXHIBIT 4A(h)(iv) (the "PLEDGE AGREEMENT") and (ii) that certain Security Agreement among the parties thereto in favor of the Purchaser, in the form of EXHIBIT 4A(h)(v) (the "SECURITY AGREEMENT"), in each case in accordance with the provisions of Section 7(r)7(R).

     SECTION 4A. CONDITIONS OF U-GENE CLOSING. The Purchaser's obligation to purchase and pay for the Series A Note and the Series A Warrant at the U-Gene Closing is subject to the Purchaser determining, in its sole discretion, that the following conditions have been satisfied

(or the Purchaser waiving in writing the conditions that it has determined have not been satisfied), on or before the U-Gene Closing Date:

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Company contained in Section 55 shall be true and correct at and as of the U-Gene Closing Date with the same force and effect as if such representations and warranties had been made as of the U-Gene Closing Date. In addition, the Company shall have performed all agreements, obligations and covenants required herein to be performed by it on or prior to the U-Gene Closing.

          (b) INSPECTION OF PROPERTY. The Company and U-Gene will have permitted representatives of the Purchaser to visit and inspect their respective properties, to examine the organizational, business and financial records of the Company, U-Gene and their respective Subsidiaries, and make copies thereof or extracts therefrom, and to discuss the affairs, finances and accounts of the Company, U-Gene and their respective Subsidiaries with the directors, managers, officers, shareholders, members, partners, key employees and independent accountants of the Company, U-Gene and their respective Subsidiaries; PROVIDED, HOWEVER, that the Purchaser agrees to hold all such information confidential in accordance with Section 8(k)8(K).

          (c) CONSUMMATION OF THE U-GENE ACQUISITION. The Company shall have consummated the U-Gene Acquisition on terms and conditions reasonably satisfactory to the Purchaser.

          (d) ADVANCES UNDER CREDIT AGREEMENT. The Company shall have entered into he Credit Agreement and such Credit Agreement shall be in full force and effect. At the U-Gene Closing, the Lenders thereunder shall concurrently with the purchase hereunder make the advances required to be made at the U-Gene Closing in the full amount contemplated therein in connection with the U-Gene Acquisition, all on terms and conditions reasonably satisfactory to the Purchaser.

          (e) CONSENT OF THIRD PARTIES, ETC. The Company shall have presented evidence reasonably satisfactory to the Purchaser to the effect that (i) all consents, waivers and amendments required in connection with the consummation of the transactions related to this Agreement and the purchase contemplated hereby have been obtained, (ii) the transactions related to this purchase shall not violate, or constitute or trigger the occurrence of an event of default with respect to, any Contractual Obligations of the Company, or any of their respective Subsidiaries and
     (iii) neither the Company, U-Gene nor any of their respective Subsidiaries is in violation of or default under or with respect to any Contractual Obligations.

          (f) NO ADVERSE CHANGE. Prior to the U-Gene Closing, no change shall have occurred or be anticipated in the condition (financial or otherwise), properties, proposed business operations, management, potential competition or any other matter affecting the Company, U-Gene or any of their respective Subsidiaries or their business prospects, which is reasonably likely to be materially adverse.

          (g) FINANCIAL INFORMATION. The Company shall have provided the Purchaser with such financial information relative to the Company's and U-Gene's financial condition which may be reasonably requested by the Purchaser, which information shall include, at a minimum, the financial statements listed on SCHEDULE 4A(g) (collectively, the "FINANCIAL STATEMENTS").

          (h) CERTAIN AGREEMENTS. The following agreements shall have been entered into by the appropriate parties and shall be in full force and effect:

               (i) the Amended and Restated Kendle Shareholder Agreement, in the form of EXHIBIT 4A(h)(i) (the "AMENDED AND RESTATED SHAREHOLDER AGREEMENT"), among the Company, the Purchaser and each other holder of the Company's capital stock;

               (ii) the Registration Rights Agreement, in the form of EXHIBIT 4A(h)(ii) (the "REGISTRATION RIGHTS AGREEMENT"), between the Company and the Purchaser;

               (iii) the Subordination and Intercreditor Agreement, in the form of EXHIBIT 4A(h)(iii) (the "SUBORDINATION AGREEMENT"), among the Company, the Purchaser, and the Lenders and NationsBank, N.A., as agent for the Lenders;

               (iv) the Pledge Agreement, in the form of EXHIBIT 4A(h)(iv) (except as provided in Section 7(r)7(R); and

               (v) the Security Agreement, in the form of EXHIBIT 4A(h)(v) (except as provided in Section 7(r)7(R)).

          (i) OPINIONS OF COUNSEL. The Purchaser shall have received (i) from Keating, Muething & Klekamp, P.L.L., legal counsel for the Company, a favorable opinion as of the U-Gene Closing Date, substantially in the form of EXHIBIT 4A(i)(i), and (ii) from Loeff Claeys Verbeke, legal counsel for U-Gene, a favorable opinion, on which the Purchaser shall have the express right to rely, dated as of the U-Gene Closing Date, substantially in the form of EXHIBIT 4A(i)(ii), as to the U-Gene Acquisition, which opinion shall be satisfactory to the Purchaser in scope and substance.

          (j) DELIVERY OF CLOSING DOCUMENTS. The Purchaser shall have received the following closing documents, in form and substance satisfactory to the Purchaser, and all of which shall, except as specified below, be fully executed originals:

               (i) this Agreement;

               (ii) the Series A Note;

               (iii) the Series A Warrant;

               (iv) a copy of the Credit Agreement, certified by the secretary of the Company to be true, correct and complete;

               (v) a copy of the U-Gene Acquisition Documents, certified by the secretary of the Company to be true, correct and complete;

               (vi) certificates of the Secretary of State (or the foreign local law equivalent) of the jurisdictions of incorporation, formation or organization of the Company, U-Gene and each of their respective Subsidiaries as to the good standing (or the foreign local law equivalent) of the Company, U-Gene and each of their respective Subsidiaries in such jurisdictions as of a date within ten business days prior to the U-Gene Closing Date;

               (vii) certificates of the Secretary of State (or the foreign local law equivalent) of each jurisdiction in which the Company, U-Gene and each of their respective Subsidiaries are qualified to do business as to their good standing (or their foreign local law equivalent) in such jurisdictions and, where available, certificates of the relevant state taxing authorities as to the payment by such Person of all taxes in such jurisdictions;

               (viii) certificate, dated as of the U-Gene Closing Date, of the
          (A) president and chief operating officer and (B) chief financial officer and treasurer of the Company, substantially in the form of
          EXHIBIT 4A(j)(viii), stating that the conditions specified in Section 4 have been fully satisfied;

               (ix) certificates, dated as of the U-Gene Closing Date, substantially in the form of EXHIBIT 4A(j)(ix), of the respective secretaries of the Company and each of its Subsidiaries certifying (A) that the copies of the certificate or articles of incorporation, formation or organization and bylaws, regulations or other organizational and governing documents of the Company and each of its Subsidiaries, attached thereto and as amended to date, are true, complete and correct, (B) that the copies of the resolutions of the directors, managers, partners, members and shareholders of the Company, authorizing the transactions contemplated by this Agreement and each of the Transaction Documents (including the issuance of the Series A Note and the Warrants and reserving shares of Common Stock issuable upon exercise of the Series A Warrant) attached thereto are true, complete and correct, (C) as to the incumbency of each Person executing this Agreement and each of the Transaction Documents on behalf of the Company or any of its Subsidiaries, and (D) as to any other matters reasonably requested by the Purchaser.

               (x) copies of the consents, waivers and amendments to be obtained by the Company and U-Gene pursuant to the provisions of
          Section 4(e)4(E), 4(D), the Financial Statements to be provided by the Company pursuant to the provisions of Section 4(g)4(G) and the insurance policies to be maintained by the Company pursuant to the provisions of Section 7(n)7(N);

               (xi) to the extent not provided for herein, true, complete and correct copies of all Transaction Documents; and

               (xii) any and all other documents, certificates, and assurances which may be reasonably requested by the Purchaser in connection with its commitments as set forth herein.

          (k) PAYMENT OF FUNDING FEE AND EXPENSES. The Company shall have paid all expenses of the Purchaser pursuant to Section 8(b)8(B), including attorneys' fees and expenses (but excluding the cost of "in-house" counsel).

          (l) LEGALITY OF OFFERING. On the U-Gene Closing Date, the sale and issuance of the Series A Note and the Series A Warrant shall be legally permitted by all laws and regulations to which each of the Purchaser and the Company are subject.

          (m) NAME CHANGE. The Company shall have presented evidence satisfactory to the Purchaser that the name of the Company has been changed from "Kendle Research Associates, Inc." to "Kendle International Inc."

     SECTION 4B. CONDITIONS OF GMI CLOSING. The Purchaser's obligation to purchase and pay for the Series B Note and the Series B Warrant at the gmi Closing is subject to the Purchaser determining, in its sole discretion, that the following conditions have been satisfied (or the Purchaser waiving in writing the conditions that it has determined have not been satisfied), on or before the gmi Closing Date:

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Company contained in Section 5 shall be true and correct at and as of the gmi Closing Date with the same force and effect as if such representations and warranties had been made as of the gmi Closing Date. In addition, the Company shall have performed all agreements, obligations and covenants required herein to be performed by it on or prior to the gmi Closing. The Company shall have the ability to update its schedules to this Agreement which shall be in form and substance satisfactory to the Purchaser.

          (b) INSPECTION OF PROPERTY. The Company and gmi will have permitted representatives of the Purchaser to visit and inspect their respective properties, to examine the organizational, business and financial records of the Company, gmi and their respective Subsidiaries, and make copies thereof or extracts therefrom, and to discuss the affairs, finances and accounts of the Company, gmi and their respective Subsidiaries with the directors, managers, officers, shareholders, members, partners, key employees and independent accountants of the Company, gmi and their respective Subsidiaries; PROVIDED, HOWEVER, that the Purchaser agrees to hold all such information confidential in accordance with Section 8(k)8(K).

          (c) CONSUMMATION OF THE GMI ACQUISITION. The Company shall have consummated the gmi Acquisition on terms and conditions reasonably satisfactory to the Purchaser.

          (d) CONSENT OF THIRD PARTIES, ETC. The Company shall have presented evidence reasonably satisfactory to the Purchaser to the effect that (i) all consents, waivers and amendments required in connection with the consummation of the transactions related to this Agreement and the purchase contemplated hereby have been obtained, (ii) the transactions related to this purchase shall not violate, or constitute or trigger the occurrence of an event of default with respect to, any Contractual Obligations of the Company, or any of their respective Subsidiaries and
     (iii) neither the Company, gmi nor any of their respective Subsidiaries is in violation of or default under or with respect to any material Contractual Obligations.

          (e) NO ADVERSE CHANGE. Prior to the gmi Closing, no change shall have occurred or be anticipated in the condition (financial or otherwise), properties, proposed business operations, management, potential competition or any other matter affecting the Company, gmi or any of their respective Subsidiaries or their business prospects, which is reasonably likely to be materially adverse.

          (f) NO EVENT OF DEFAULT. There shall be no Default or Event of Default under this Agreement or any of the Transaction Documents.

          (g) OPINIONS OF COUNSEL. The Purchaser shall have received (i) from Keating, Muething & Klekamp, P.L.L., legal counsel for the Company, a favorable opinion as of the gmi Closing Date, substantially in the form of
     EXHIBIT 4A(i)(i) and (ii) from legal counsel for gmi, a favorable opinion, on which the Purchaser shall have the express right to rely, dated as of the gmi Closing Date, substantially in the form of EXHIBIT 4A(i)(ii), as to the gmi Acquisition, which opinion shall be satisfactory to the Purchaser in scope and substance.

          (h) DELIVERY OF CLOSING DOCUMENTS. The Purchaser shall have received the following closing documents, in form and substance satisfactory to the Purchaser, and all of which shall, except as specified below, be fully executed originals:

               (i) the Series B Note;

               (ii) the Series B Warrant;

               (iii) a copy of the gmi Acquisition Documents, certified by the secretary of the Company to be true, correct and complete;

               (iv) certificates of the Secretary of State (or the foreign local law equivalent) of the jurisdictions of incorporation, formation or organization of the Company, gmi and each of their respective Subsidiaries as to the good standing (or the foreign local law equivalent) of the Company, gmi and each of their respective Subsidiaries in such jurisdictions as of a date within five business days prior to the gmi Closing Date;

               (v) certificates of the Secretary of State (or the foreign local law equivalent) of each jurisdiction in which the Company, gmi and each of their respective Subsidiaries are qualified to do business as to their good standing (or the foreign local law equivalent) in such jurisdictions and, where available, certificates of the relevant state taxing authorities as to the payment by such Person of all taxes in such jurisdictions;

               (vi) certificate, dated as of the gmi Closing Date, of the (A) president and chief operating officer and (B) chief financial officer and treasurer of the Company, substantially in the form of EXHIBIT 4A(j)(viii), stating that the conditions specified in Section 44 have been fully satisfied;

               (vii) certificates, dated as of the gmi Closing Date, substantially in the form of EXHIBIT 4A(j)(ix), of the respective secretaries of the Company and each of its Subsidiaries certifying
          (A) that the copies of the certificate or articles of incorporation, formation or organization and bylaws, regulations or other organizational and governing documents of the Company and each of its Subsidiaries, attached thereto and as amended to date, are true, complete and correct, (B) that the copies of the resolutions of the directors, managers, partners, members and shareholders of the Company, authorizing the transactions contemplated by this Agreement and each of the Transaction Documents (including the issuance of the

          Notes and the Warrants and reserving shares of Common Stock issuable upon exercise of the Series B Warrant attached thereto are true, complete and correct, (C) as to the incumbency of each Person executing this Agreement and each of the Transaction Documents on behalf of the Company or any of its Subsidiaries, and (D) as to any other matters reasonably requested by the Purchaser; and

               (viii) copies of the consents, waivers and amendments to be obtained by the Company and gmi pursuant to the provisions of Section 4B(d)13, 17 and the insurance policies to be maintained by the Company pursuant to the provisions of Section 7(n)40.

          (i) LEGALITY OF OFFERING. On the gmi Closing Date, the sale and issuance of the Series B Note and the Series B Warrant shall be legally permitted by all laws and regulations to which each of the Purchaser and the Company are subject.

     SECTION 5 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser that, before and after giving effect to the Acquisitions and the other transactions contemplated by this Agreement and the other Transaction Documents, as of the date hereof:

          (a) ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company and each of its Subsidiaries are corporations duly incorporated, formed or organized, validly existing and in good standing (or foreign local law equivalent) under the laws of their respective jurisdictions of incorporation, formation or organization. The Company and each of its Subsidiaries are qualified and authorized to do business in, and are in good standing (or foreign local law equivalent) as foreign or alien corporations in, all other jurisdictions in which such qualification or authorization is necessary for the conduct of the businesses in which the Company and each of its Subsidiaries are now engaged, except where the failure to be so qualified would not have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company or its Subsidiaries. SCHEDULE 5(a) lists with respect to each of the Company and its Subsidiaries (i) its jurisdiction of incorporation, formation or organization, (ii) all jurisdictions in which it is qualified to do business and (iii) all licenses and permits of Governmental Authorities held by it. Neither the Company nor any of its Subsidiaries owns or leases property or has employees in any jurisdiction in which it is not qualified to do business. The licenses and permits listed on SCHEDULE 5(a) constitute all the material licenses and permits required for each of the Company and its Subsidiaries to carry on its business as now conducted and as proposed to be conducted.

          (b) SUBSIDIARIES AND INVESTMENTS. Neither the Company nor its Subsidiaries has any Subsidiaries, other than the Subsidiaries listed on
     SCHEDULE 5(b). Except for such Subsidiaries listed or disclosed on
     SCHEDULE 5(b), neither the Company nor its Subsidiaries

     (i) owns or controls any securities or owns other investments in any Person or (ii) is a participant in any joint venture, partnership or similar arrangement.

          (c) AUTHORIZED AND ISSUED CAPITAL. The authorized capitalization of the Company and each of its Subsidiaries is set forth on SCHEDULE 5(c). Except as set forth on SCHEDULE 5(c), there are no further subscriptions, contracts or agreements for the issuance or purchase of any other or additional equity interest in the Company or any of its Subsidiaries, either in the form of options, agreements, warrants, calls, convertible securities or other similar rights, other than the Warrants. Set forth on
     SCHEDULE 5(C) is a listing of all directors, managers, officers, partners, members and shareholders (including the number of shares of each class or percentage partnership interest, as the case may be, owned by each such Person) of the Company and each of its Subsidiaries and of the holders of all outstanding options, agreements, warrants, calls, convertible securities and other rights relating to the issuance of equity securities of, or interests in, the Company and each of its Subsidiaries. The number of shares of the Company's capital stock reserved for issuance as set forth on SCHEDULE 5(c) is not subject to adjustment by reason of the issuance of the Warrants or the shares of Common Stock issuable upon the exercise thereof. Neither the Company nor any of its Subsidiaries is a party to any "phantom stock", employee stock option plan, other equity-based incentive plan or similar agreement, except as set forth on
     SCHEDULE 5(x). Except as set forth on SCHEDULE 5(c), (i) there are no preemptive or similar rights to purchase or otherwise acquire equity securities of, or interests in, the Company or any of its Subsidiaries pursuant to any Requirement of Law or Contractual Obligation applicable to the Company or any of its Subsidiaries and (ii) no registration rights under the Securities Act have been granted by the Company or any of its Subsidiaries with respect to its equity securities or interests (other than the registration rights granted or to be granted pursuant to the gmi Acquisition Documents).

          (d) AUTHORIZATION. The execution and delivery by the Company of this Agreement and each Transaction Document to which it is a party, the performance by the Company of its obligations hereunder and thereunder, and the issuance to the Purchaser of the Notes and the Warrants, as herein provided, have been duly authorized by all necessary corporate action of the Company and the Board of Directors and shareholders so that when issued and delivered (i) the Notes and the Warrants will each constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or other similar law of general applicability relating to or affecting the enforcement of creditors' rights generally or by general equitable principles; (ii) the Common Stock to be issued upon the exercise of the Warrants will be validly authorized, have been duly reserved for issuance and, when issued upon due exercise of the Warrants, will be fully paid and nonassessable; (iii) this Agreement and each of the Transaction Documents to which it is a party will constitute the legal, valid and binding agreements of the Company, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or other similar law of general applicability relating to or affecting the enforcement of creditors' rights generally or by general equitable principles; and (iv) neither the execution and delivery of this Agreement and each of the Transaction Documents to which it is a party, and the performance by the Company of its obligations hereunder and thereunder, nor the issuance of the Notes and the Warrants, will be in contravention of any Requirement of Law applicable to the Company or any of its Subsidiaries or any Contractual Obligation to which the Company or any of its Subsidiaries may be subject.

          (e) LITIGATION. There is no litigation or proceeding before any Governmental Authority pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, or any of their officers, directors, managers, partners, members or shareholders, which involves the possibility of any judgment or liability which is reasonably likely to materially and adversely affect any of the property and assets of the Company or any of its Subsidiaries, or the right of the Company or any of its Subsidiaries to conduct its or their businesses as now conducted or as proposed to be conducted.

          (f) TAX MATTERS. Each of the Company and each of its Subsidiaries has filed all tax returns which it is required to file pursuant to any Requirement of Law and all such returns are complete and correct in all material respects. Each of the Company and each of its Subsidiaries has paid all taxes due and owing by it and has withheld and paid over all taxes which it is obligated to withhold from amounts paid or owing to any employee, partner, creditor or other third party. Neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency. Except as set forth on SCHEDULE 5(f), the federal income tax returns of the Company and its Subsidiaries have never been audited and no federal, state or local tax audits are pending or being conducted with respect to the Company or any of its Subsidiaries, no information related to tax matters has been requested by any federal, state or local taxing authority, and no notice indicating an intent to open an audit or other review has been received by the Company or any of its Subsidiaries from any federal, state or local taxing authority.

          (g) ORGANIZATIONAL AND GOVERNING DOCUMENTS. The certificates or articles of incorporation, formation or organization, partnership or operating agreements and regulations of the Company and each of its Subsidiaries furnished to the Purchaser pursuant to Section 4A(j)15 and 4B(h)18, as the case may be, are in full force and effect, without further changes, amendments or modification.

          (h) GOVERNMENT APPROVALS; CONSENTS. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 628 hereof, the Company is not required to obtain any order, consent, approval or authorization of, or make any declaration or filing with, any Governmental Authority or other Person in connection with (i) the negotiation, execution, delivery and performance of this Agreement or any of the other Transaction Documents,
     (ii) the offer, issuance, sale and delivery to the Purchaser of the Notes and the Warrants or (iii) the consummation of any other transaction contemplated by this Agreement or any of the Transaction Documents.

          (i) REPRESENTATIONS AND WARRANTIES IN OTHER AGREEMENTS. The representations and warranties made by the Company, its Subsidiaries and the Acquired Companies in the Credit Agreement, the U-Gene Acquisition Documents, the gmi Acquisition Documents, the Transaction Documents, and in any other agreements, instruments or certificates delivered pursuant hereto or thereto, are true and correct in all material respects (except where any such representation and warranty is stated as being true only as of a specific date, in which case such representation and warranty was true and correct in all material respects on such date).

          (j) DISCLOSURE. Neither this Agreement or any of the other Transaction Documents, nor any other written statement or materials furnished by or on behalf of the Company or its Subsidiaries to the Purchaser in connection with this Agreement and the transactions contemplated hereby, contains any untrue statement of any material fact, or omits to state any material fact that is necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, complete and not misleading.

          (k) COMPLIANCE WITH SECURITIES LAWS. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 628 hereof, the offer and sale of the Notes and the Warrants, and the Common Stock to be issued upon exercise of the Warrants, are not required to be registered pursuant to the provisions of Section 519 of the Securities Act or any state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Notes and the Warrants, and the Common Stock to be issued upon exercise of the Warrants, to any Person so as to bring the sale of Notes and the Warrants, and the Common Stock to be issued upon exercise of the Warrants, by the Company within the registration provisions of the Securities Act or any state securities laws. Except as set forth on SCHEDULE 5(k), all prior offerings and sales of securities of the Company and its Subsidiaries were in compliance with all applicable federal and state securities laws.

          (l) NO BROKERS. The Company has not dealt with any broker, finder, commission agent or other similar person in connection with the offer and sale of the Notes and the Warrants by the Company to the Purchaser or the transactions contemplated by this Agreement, and the Company is not under any obligation to pay any broker's fee, finder's fee or commission in connection with such transactions.

          (m) FINANCIAL STATEMENTS.

               (i) The audited Financial Statements, complete and correct copies of which have previously been furnished to the Purchaser by the Company, present fairly, in all material respects, the financial condition, results of operations and changes in financial position of the Company, the Acquired Companies and their respective Subsidiaries in accordance with GAAP, consistently applied, as of the dates and for the periods set forth therein. The unaudited Financial Statements, complete and correct copies of which have previously been furnished to the Purchaser by the Company, present fairly, in all material respects, the financial condition and results of operations of the Company, the Acquired Companies and their respective Subsidiaries as of the dates and for the periods set forth therein, subject to the lack of footnote disclosure and changes resulting from normal year-end adjustments, none of which, alone or in the aggregate, would be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company, the Acquired Companies or their respective Subsidiaries. Since December 31, 1996, there has been no material adverse change in the financial condition, operating results, assets, operations or business prospects of the Company, the Acquired Companies and their respective Subsidiaries, taken as a whole.

               (ii) As an inducement to the Purchaser to enter into this Agreement and the other Transaction Documents, the Company has caused to be provided to the Purchaser the projections listed on SCHEDULE 4A(g) (the "PROJECTIONS") prepared by the Company. The Company represents and warrants that, after a good faith review of information currently available: (A) the assumptions underlying the Projections are reasonable; (B) the Projections are based upon good faith and reasonably diligent estimates of the anticipated operating results and consummation of the Investment; and (C) no event has occurred and no circumstance has arisen since the date of the Projections which would render the Projections or the assumptions underlying the Projections materially misleading or no longer reasonable.

          (n) ABSENCE OF UNDISCLOSED LIABILITIES. Neither the Company nor any of its Subsidiaries has any material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company, whether due or to become due and regardless of when asserted), other than (i) liabilities set forth on the unaudited balance sheet of the Company and its Subsidiaries on a consolidated basis as of March 31, 1997 (the "LATEST BALANCE SHEET") (including any notes thereto),
     (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business and which do not individually or in the aggregate materially and adversely affect the financial condition or operation of the Company and its Subsidiaries, taken as a whole, and (iii) obligations expressly disclosed in the other schedules and exhibits attached to this Agreement.

          (o) TITLE TO PROPERTIES AND ASSETS. Each of the Company and each of its Subsidiaries has good and marketable title in fee simple (or its equivalent under applicable law) to all real property owned by it. Each of the Company and each of its Subsidiaries has good and valid title to, or a valid leasehold interest in, all other properties and assets used by it, located on its premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, other than for (i) properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet, (ii) Liens disclosed on the Latest Balance Sheet (including the notes thereto) or (iii) Permitted Liens. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company or any of its Subsidiaries are in good operating condition and repair (other than ordinary wear and tear) and are reasonably fit and usable for the purposes for which they are being used. The Affiliates of the Company do not own or lease any properties or assets that are used by the Company or any of its Subsidiaries except as set forth on SCHEDULE 5(s).

          (p) CONTRACTS AND COMMITMENTS. Set forth on SCHEDULE 5(p) is a list of each material existing and proposed Contractual Obligation to which the Company or any of its Subsidiaries is or may be a party or by which any of their assets or property is bound (collectively, the "MATERIAL CONTRACTS"), including, without limitation, all Material Contracts (i) involving any Contractual Obligations representing liabilities in excess of $500,000, (ii) relating to any Indebtedness of, or payable to, the Company or any of its Subsidiaries, (iii) containing any Contractual Obligations limiting the ability of the Company or any of its Subsidiaries to engage in any line of business or compete with any Person and (iv) containing any Contractual Obligation relating to indemnification by or of the Company or any of its Subsidiaries. Each of the Material Contracts is valid, binding and enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or other similar laws of general applicability relating to or affecting creditors' rights generally or by general equitable principles. Neither the Company or any of its Subsidiaries nor, to the Company's best knowledge, any of the other Parties thereto is in default under any of the Material Contracts, and no such default is currently threatened. Except as listed on SCHEDULE 5(p), neither the Company nor any of its Subsidiaries is a party to any contract, agreement or instrument that is material to the Company's business or financial condition.

          (q) EMPLOYEES. Set forth on SCHEDULE 5(q) is a complete list of all employment agreements between the Company or any of its Subsidiaries, on the one hand, and any officer and/or senior level management employee of the Company or any of its Subsidiaries, on the other hand. Except as set forth on SCHEDULE 5(q), the Company is not aware that any executive or key employee of the Company or any of its Subsidiaries or any group of employees of the Company or any of its Subsidiaries has any plans to terminate employment with the Company or any of its Subsidiaries. Neither the Company, any of its Subsidiaries nor, to the Company's best knowledge, any of its or their employees, is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement relating to, affecting or in conflict with, the present or proposed business activities of the Company or any of its Subsidiaries or any such Person's right to participate in the affairs of the Company or any of its Subsidiaries.

          (r) COMPLIANCE WITH LAWS. Neither the Company nor any of its Subsidiaries has violated any Requirement of Law, which violation would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and of its Subsidiaries, taken as a whole, and neither the Company nor any of its Subsidiaries has received notice of any such violation.

          (s) TRANSACTIONS WITH AFFILIATES. Except as set forth on SCHEDULE 5(s), there are no Contractual Obligations of the Company or any of its Subsidiaries to any of the officers, directors, managers, shareholders, members, employees, Affiliates, or their respective Affiliates or Related Parties of the Company or any of its Subsidiaries other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company or its Subsidiaries, (iii) for standard employee benefits made generally available to all employees of the Company (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company), (iv) pursuant to any of the Transaction Documents and (v) distributions or payments of actual S corporation taxes of the shareholders pursuant to the Code of the Company in the form of dividends or distributions. Except as set forth in SCHEDULE 5(s), none of the officers, directors, managers, shareholders, members, employees, Affiliates, or their respective Affiliates or Related Parties, of the Company or any of its Subsidiaries has incurred Indebtedness to the Company or has any direct or indirect ownership interest in any Person with which the Company is affiliated or, to the Company's best knowledge, with which the Company or any of its Subsidiaries has a business relationship except that such Person may own stock in publicly traded companies. Except as set forth in SCHEDULE 5(s), no officer, director, manager, shareholder, member, employee, Affiliate, or any of their respective Affiliates or Related Parties, of the Company or any of its Subsidiaries, is, directly or indirectly, interested in any material Contractual Obligation with the Company. Except as may be expressly disclosed in notes to the Financial Statements, the Company is not a guarantor or indemnitor of any Indebtedness of any other Person.

          (t) HAZARDOUS AND TOXIC MATERIALS. Neither the Company nor any of its Subsidiaries has received any complaint, order, citation or notice with regard to air emissions, Hazardous Discharges (as defined below) or other environmental, health or safety matters affecting any of the premises owned or leased by the Company or any of its Subsidiaries or the businesses therein conducted. There has been no spill, discharge, release or cleanup of any Hazardous Material with respect to such premises (except spills, discharges or releases in the ordinary course of business and permitted by applicable Environmental Law (as defined below)) ("HAZARDOUS DISCHARGE"), and, accordingly, such properties are clean of all such Hazardous Materials in accordance with applicable

     Environmental Law. To the extent the premises owned or leased by the Company or any of its Subsidiaries are used for the handling, storage, transportation or disposal of Hazardous Materials, such use is in accordance with applicable Environmental Law and the Company and its Subsidiaries has obtained all necessary permits, licenses and approvals in connection with applicable Environmental Law. Except as set forth on
     SCHEDULE 5(t), no underground or above-ground storage tanks or surface impoundments are located on any of the premises owned or leased by the Company or any of its Subsidiaries.

          (u) CERTAIN FEDERAL REGULATIONS. Neither the Company nor any Person controlling, controlled by or under common control with the Company is an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company is not engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System). No part of the proceeds of the Notes will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulations G, T, U or X of such Board of Governors.

          (v) ACQUISITION AND SENIOR LOAN DOCUMENTS. The U-Gene Acquisition Documents, the gmi Acquisition Documents and Credit Agreement delivered to the Purchaser pursuant to Section 4A(j)15 and 4B(h)18 comprise a full and complete copy of all agreements between the parties thereto with respect to the subject matter thereof and all transactions related thereto, and there are no agreements or understandings, oral or written, or side agreements not contained therein that relate to or modify the substance thereof.

          (w) USE OF PROCEEDS. The proceeds from the issuance of the Notes will be used for the purposes set forth on SCHEDULE 5(w) and, in furtherance of such purposes, shall be disbursed to the Persons (including, without limitation, Subsidiaries of the Company) listed on such SCHEDULE 5(w) in the amounts set forth opposite their respective names.

          (x) EMPLOYEE BENEFIT PLANS. Each of the Company and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. No ERISA Event has occurred as to which the Company or any ERISA Affiliate was required to file a report with the PBGC, and the present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan. The Company and its ERISA Affiliates are not required to make, or accrue an obligation to make, contributions to any Multiemployer Plan and, during the past five years, neither the Company nor any ERISA Affiliate has made, has been required to make, or accrued an obligation to make, any contribution to any Multiemployer Plan. SCHEDULE 5(x) lists and describes each Plan and Multiemployer Plan of the Company and its Subsidiaries.

          (y) INTELLECTUAL PROPERTY.

               (i) SCHEDULE 5(y) sets forth a complete and correct list of all Intellectual Property that is owned by the Company and its Subsidiaries (the "OWNED INTELLECTUAL PROPERTY"). The Owned Intellectual Property constitutes all Intellectual Property used by, and necessary for the conduct of the business of, the Company and its Subsidiaries. The Owned Intellectual Property does not infringe the rights of any other Person in respect of any Intellectual Property, and to the Company's best knowledge after due inquiry, none of the Owned Intellectual Property is being infringed in any material respect by any other Person. SCHEDULE 5(y) lists all Owned Intellectual Property which has been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office and United States Copyright Office or other filing offices, domestic or foreign, and identifies the office with which such filing was made. Each Owned Intellectual Property registration and filing listed in SCHEDULE 5(y) is in full force and effect.

               (ii) SCHEDULE 5(y) sets forth a complete and correct list of all material Contractual Obligations (A) pursuant to which the use by any Person of Intellectual Property is licensed or permitted by the Company or any of its Subsidiaries and (B) pursuant to which the use by the Company or any of its Subsidiaries of Intellectual Property is licensed or permitted by any other Person (collectively, the "INTELLECTUAL PROPERTY LICENSES"). All Intellectual Property Licenses
          (A) are in full force and effect in accordance with their terms, and
          (B) are free and clear of any Liens (other than Permitted Liens). Neither the Company or any of its Subsidiaries nor, to the Company's best knowledge, any of the other Parties thereto is in default under any of the Intellectual Property Licenses, and to the Company's best knowledge after due inquiry, no such default is currently threatened. There is no claim or demand of any Person pertaining to, or any proceeding which is pending or, to the best knowledge of the Company, threatened, that challenges the rights of the Company or any of its Subsidiaries in respect of any Intellectual Property, Owned Intellectual Property or any of the Intellectual Property Licenses. None of the Owned Intellectual Property or any Intellectual Property Licenses is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, tribunal, arbitrator or other Governmental Authority.

          (z) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in
     SCHEDULE 5(z), since the date of the Latest Balance Sheet, the Company and each of its Subsidiaries has conducted its business only in the ordinary course consistent with its past practices, and neither the Company nor any of its Subsidiaries has (i) incurred, or agreed to incur, Indebtedness,
     (ii) experienced any damage, destruction or loss that, to the extent not covered by insurance, has had or reasonably would be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole, (iii) declared, set aside or paid any dividend or other distribution (whether in cash, equity securities, interests or property) in respect of its equity securities,
     (iv) entered into any material Contractual Obligation involving any director, officer, manager, shareholder, member, employee, Affiliate or their respective Affiliate or Related Parties of the Company or any of its Subsidiaries, (v) granted or committed to grant to any director, officer, manager, member, employee or Affiliate of the Company or any of its Subsidiaries any material increase in compensation or benefits (other than in the ordinary course of business), (vi) granted or committed to grant to any director, officer, manager, employee or Affiliate of the Company or any of its Subsidiaries any increase in or right to severance or termination pay or any other compensation or benefits payable upon a change in control of any such entity or (vii) taken any action that, if taken after the U-Gene Closing Date hereof, reasonably would be expected to constitute a breach of any of the covenants set forth in Section 729.

     SECTION 6 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Company as follows:

          (a) It is an "ACCREDITED INVESTOR" as that term is defined in Rule 501 of the Securities Act and that, in making the purchases contemplated herein, it is specifically understood and agreed that the Purchaser is acquiring the Notes and the Warrants for the purpose of investment and not with a view towards the sale or distribution thereof within the meaning of the Securities Act; PROVIDED, HOWEVER, that the disposition of the Purchaser's property shall at all times be and remain within its control.

          (b) It understands that the Notes and the Warrants will not be registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that it must hold the Notes and the Warrants indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from registration.

          (c) It understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Purchaser) promulgated by the Commission under the Securities Act depends on the satisfaction of various conditions, including the requirement that the Company has been subject to the reporting requirements of Section 13 or Section 15 of the Exchange Act for at least 90 days, and that, if applicable, Rule 144 affords the basis for sales only in limited amounts and that the Company does not now qualify under Rule 144 and may not ever qualify.

          (d) It has not employed any broker or finder in connection with the transactions contemplated by this Agreement.

          (e) It has been furnished with or has had access to the information it has requested from the Company and has had an opportunity to discuss with management of the Company the business and financial affairs of the Company and its Subsidiaries, and has generally such knowledge and experience in business and financial matters and with respect to investments in securities or privately held companies so as to enable it to understand and evaluate the risks of such investment and form an investment decision with respect thereto; PROVIDED, HOWEVER, that the foregoing shall in no way affect, diminish or derogate from the representations and warranties made by the Company hereunder or the right of the Purchaser to rely thereon and to seek indemnification hereunder.

          (f) The execution and delivery of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by all necessary action of the Purchaser, do not conflict with or result in a breach of any of the Purchaser's governing documents or any Contractual Obligation or any Requirement of Law and constitute legal, valid and binding agreements of the Purchaser enforceable against it in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights generally or by general equitable principles.

     SECTION 7  COVENANTS.

          (a) PAYMENT OF NOTES. The Company will duly and punctually pay the principal of, and interest and any premium on, any Notes when the same become due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise).

          (b) FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company will furnish to the Purchaser:

               (i) (A) Not later than 30 days prior to the last day of each fiscal year, simple capital and operating expense budget for the Company on a consolidated basis for each quarter of the next succeeding year, all itemized in reasonable detail and prepared by the Company and (B) within the first 90 days of each fiscal year, capital and operating expense budgets, projections of sources and applications of funds and profit and loss projections (prepared in accordance with GAAP, consistently applied) for the Company (and each of the Subsidiaries with which it prepares consolidated financial statements) on a consolidated basis for each month of that fiscal year, all itemized in reasonable detail and prepared by the Company. Any material revisions made in such budgets or projections shall be furnished promptly to the Purchaser.

               (ii) As soon as available and in any event within 90 days after the end of each fiscal year, audited financial statements of the Company (and the Subsidiaries with which it prepares consolidated financial statements) on a consolidated and consolidating basis, including a balance sheet as at the end of such fiscal year, statements of income and retained earnings and a related statement of cash flows for such fiscal year and the figures for the preceding year, together with all notes thereto, prepared in reasonable detail and in accordance with GAAP consistently applied and accompanied by the report thereof of Coopers & Lybrand or such other Big Six Accounting Firm as may be selected by the Company, stating, among other things, that in the course of their audit, nothing has come to their attention suggesting that a condition or event has occurred that constitutes a Default or an Event of Default (or if there was such a condition or event, specifying the same).

               (iii) As soon as available and in any event within 45 days after the end of each fiscal quarter, unaudited financial statements of the Company (and the Subsidiaries with which it prepares consolidated financial statements) on a consolidated and consolidating basis, including a balance sheet as at the end of the preceding fiscal quarter, statements of income and retained earnings and a related statement of cash flows for such quarter (prepared in accordance with GAAP, consistently applied), such figures for the corresponding fiscal quarter of the preceding fiscal year and comparisons to the budget for such fiscal quarter. Such financial statements shall be certified by the chief financial officer of the Company to be complete and accurate, to fairly present, in all material respects, the financial condition of the Company and its Subsidiaries and to be prepared in accordance with GAAP, consistently applied.

               (iv) As soon as available and in any event within 30 days after the end of each month, monthly financial reports and other operational data of the Company (and the Subsidiaries with which it prepares consolidated financial statements) on a consolidated basis, including a balance sheet as at the end of the preceding calendar month and statements of income and retained earnings and a related statement of cash flows for such month (prepared in accordance with GAAP, consistently applied), such figures for the corresponding month of the preceding fiscal year and comparisons to the budget for such month. Such financial statements shall be certified by the chief financial officer of the Company to be complete and accurate, to fairly present, in all material respects, the financial condition of the Company and its Subsidiaries and to be prepared in accordance with GAAP, consistently applied.

               (v) Promptly, and in no event more than ten business days after receipt thereof, copies of all audit reports, so-called "management letters" and other communications and reports submitted to the Company or any of its Subsidiaries by independent certified public accountants in connection with each interim or special audit of the Company or any of its Subsidiaries made by such accountants.

               (vi) Promptly, but in any event within ten business days after the Company or any of its Subsidiaries has actual knowledge thereof,
          (A) written notice of any actual or anticipated material adverse change in the operations or financial condition of the Company or any of its Subsidiaries, (B) written notice of any condition or circumstance that makes the environmental warranties contained in this Agreement incomplete or inaccurate in any material respect and
          (C) copies of any report of any Person or Governmental Authority with respect to the condition of the Company or any Subsidiary citing any material adverse condition at the Company or such Subsidiary.

               (vii) With each report pursuant to Section 7(b)(ii)30, 7(b)(iii)30 or 7(b)(iv)30 hereof, a certificate of the principal financial officer of the Company, substantially in the form attached as EXHIBIT 7(b).

               (viii) Promptly and in any event within ten business days after the Company or any of its ERISA Affiliates knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer of the Company describing such ERISA Event and the action, if any, that the Company or such ERISA Affiliate has taken and proposes to take with respect thereto.

               (ix) Promptly and in any event within ten business days after receipt thereof by the Company or any of its ERISA Affiliates, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

               (x) Simultaneously with delivery to the Lenders, copies of all financial statements, information and notices delivered to the Lenders under the Credit Agreement which are not otherwise delivered to the Purchaser pursuant to this Section 729.

               (xi) Promptly after receipt of any request therefor from the Purchaser, such information as the Purchaser shall reasonably request in order for the Purchaser to deliver or make all reports or filings required to be made by the Purchaser or any of its Affiliates with any Governmental Authority.

          (c) INFORMATION AND INSPECTION. As often as the Purchaser shall reasonably request, the Company shall furnish to the Purchaser with reasonable promptness full information pertinent to any covenant, provision or condition hereof or to any matter in connection with the business of the Company or any of its Subsidiaries. In addition, during normal business hours upon reasonable notice, the Company shall permit any authorized representative designated by the Purchaser to visit (at its own expense) and inspect any properties of the Company or any of its Subsidiaries, including its books and records (and to make extracts therefrom), and to discuss its affairs, finances and accounts with the officers, accountants and attorneys of the Company and each of its Subsidiaries subject to the confidentiality provisions of Section 8(k)38.

          (d) ADDITIONAL ADVICE. Promptly, and in any event within ten days after the discovery or receipt of notice of (i) the existence of any default in the performance by the Company or any of its Subsidiaries under any covenant or agreement contained in this Agreement, the other Transaction Documents to which the Company or any of its Subsidiaries is a party or any other Contractual Obligations to which the Company or any of its Subsidiaries is subject or by which the Company or any of its Subsidiaries is bound or (ii) any pending or threatened litigation or proceeding against the Company or any of its Subsidiaries (A) in which the amount in controversy could exceed $100,000 or (B) which involves the possibility of any judgment or liability that is reasonably likely to materially and adversely affect any of the property and assets of the Company or any of its Subsidiaries, or the right of the Company or any of its Subsidiaries to conduct its or their businesses, the Company shall give written notice to the Purchaser specifying the nature and period of existence thereof and what actions the Company or such Subsidiary has taken and proposes to take with respect thereto.

          (e) AFFIRMATIVE COVENANTS. Unless the Purchaser shall otherwise consent in writing, the Company shall, and shall cause each of its Subsidiaries to:

               (i) maintain in full force and effect all franchises, permits, licenses, easements and other rights necessary to the operation of its business;

               (ii) maintain its corporate existence (except as permitted under Section 7(g)35) and its business and all properties which are reasonably necessary for the conduct of its business, now or hereafter owned by it, in good repair, working order and condition, reasonable wear and tear excepted, and make any replacements of properties necessary for the successful operation of its business;

               (iii) maintain on all insurable properties now or hereafter owned by it insurance against loss or damage by fire or other casualty (including business interruption coverage) to the extent customary with respect to similar properties of companies conducting business similar to that conducted by it, and to maintain public liability and workers' compensation insurance covering it to the extent customary with respect to companies conducting business similar to that conducted by it;

               (iv) comply in all respects with this Agreement, the other Transaction Documents to which it is a party and in all material respects with all other Contractual Obligations to which it is now or hereafter subject or by which it or any of its properties and assets are now or hereafter bound, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves have been established on its books with respect thereto in accordance with GAAP, consistently applied;

               (v) pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies which if unpaid might by law become a Lien upon any of its properties, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP, consistently applied) have been established on its books with respect thereto;

               (vi) comply with all applicable Requirements of Law, such compliance to include, without limitation, compliance with federal and state antitrust laws, ERISA, Environmental Laws and the Racketeer Influenced and Corrupt Organizations Chapter of the organized Crime Control Act of 1970, the violation of which might reasonably be expected to have material adverse effect upon its financial condition, operating results or business prospects; and

               (vii) maintain proper books of record and account which fairly represent its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with GAAP, consistently applied.

          (f)   FINANCIAL COVENANTS.

               (i) The Company will not permit the Fixed Charge Coverage Ratio, as of the last day of any fiscal quarter of the Company, to be less than the ratio specified for such fiscal quarter in the table set forth below:

                     From               To and Including         Fixed Charge Ratio
                     ----               ----------------         ------------------

                 U-Gene Closing Date    June 30, 1997               1.05 to 1.00
                 July 1, 1997           September 30, 1997          1.00 to 1.00
                 October 1, 1997        December 31, 1997           1.00 to 1.00
                 January 1, 1998        and thereafter              1.00 to 1.00

               (ii) The Company will not permit the Total Leverage Ratio, as of the last day of any fiscal quarter of the Company, to be greater than the ratio specified for such fiscal quarter in the table set forth below:

                                                                          Total
                     From               To and Including             Leverage Ratio
                     ----               ----------------             --------------
                  U-Gene Closing Date    June 30, 1997               6.90 to 1.00
                  July 1, 1997           December 31, 1997           5.90 to 1.00
                  January 1, 1998        December 31, 1998           5.75 to 1.00
                  January 1, 1999        and thereafter              5.25 to 1.00

               (iii) The Company will not permit the Senior Leverage Ratio as of the last day of any fiscal quarter of the Company, to be greater than the ratio specified for such fiscal quarter in the table set forth below:

                                                                        Senior
                     From                To and Including            Leverage Ratio
                     ----                ----------------            --------------
                 U-Gene Closing Date     June 30, 1997               5.85 to 1.00
                 July 1, 1997            December 31, 1997           4.75 to 1.00
                 January 1, 1998         December 31, 1998           4.50 to 1.00
                 January 1, 1999         June 30, 1999               4.25 to 1.00
                 July 1, 1999            and thereafter              4.25 to 1.00

               (iv) The Company will not permit the Consolidated Net Worth as of the last day of any fiscal quarter of the Company, after giving pro forma effect to the transaction contemplated by the Credit Agreement, to be less than the Minimum Compliance Level. The "MINIMUM COMPLIANCE LEVEL" shall be, on the U-Gene Closing Date, an amount equal to $943,000 as of March 31, 1997, and shall be increased (A) as of the last day of each fiscal quarter of the Company ending after the U-Gene Closing Date, commencing with the fiscal quarter ending June 30, 1997, by an amount equal to the sum of (i) 50% of Consolidated Net Income (if positive) of the Company for such fiscal quarter, and (ii) 95% of the Net Cash Proceeds of any Equity Issuance (including a Qualified Initial Public Offering) by any Credit Party during such fiscal quarter and (B) upon the consummation of the U-Gene Acquisition and the gmi Acquisition, 95% of the Consolidated Net Worth (if any) of each of U-Gene and gmi, respectively. The foregoing increases in the Minimum Compliance Level shall be fully cumulative and no reduction in the Minimum Compliance Level shall be made to reflect negative Net Income for any period. Other than the terms "Company" and "Credit Agreement," all capitalized terms used in this Section 7(f)33 shall have the meanings given such terms in the Credit Agreement.

               (v) The Company will not permit Consolidated Capital Expenditures for any fiscal year of the Company to exceed $4,500,000.

          (g) NEGATIVE COVENANTS. Without the prior written consent of the Purchaser, the Company shall not, and shall cause each of its Subsidiaries not to:

               (i) enter into or amend any Contractual Obligation, either directly or indirectly, or other transaction with any of its officers, directors, managers, shareholders, members, Affiliates or their respective Affiliates or Related Parties, except as approved by a majority of the members of the compensation committee of the Board of Directors of the Company which shall be on terms and conditions as favorable to the Company as would be obtainable by it in a comparable arms' length transaction with an independent unrelated third party;

               (ii) enter into any material amendment of, or waive any covenant or other right with respect to any Contractual Obligation, if such amendment would by its terms restrict the Company's performance of its obligations to the Purchaser hereunder or under the Notes, the Warrants or any other agreement or instrument relating hereto or contemplated hereby, except in accordance with Section 7(p)40 of this Agreement with respect to the Credit Agreement;

               (iii) enter into any agreement providing for or resulting in an Organic Change;

               (iv) incur any Indebtedness, except Permitted Indebtedness;

               (v) make loans or advances to or guarantees for the benefit of any Person, except for advances or guarantees given to suppliers in the ordinary course of business and advances to employees in an amount not to exceed $10,000 per employee pursuant to normal employment practices;

               (vi) purchase, redeem or otherwise acquire or retire for value any of its equity securities or interests or declare or make any dividend or other distribution with respect to any of its equity securities or interests, except the payment of dividends to distribute (A) actual S corporation taxes of the shareholders of the Company in accordance with the Code, (B) an aggregate sum not to exceed $150,000 to be distributed to the Company's shareholders during each calendar quarter after the U-Gene Closing Date until December 31, 1997, and (C) the amounts in the Accumulated Adjustments Accounts (as defined in the Code) immediately prior to the consummation of a Qualified Initial Public Offering of the Company immediately at the time of the Company's conversion from an S corporation to a C corporation in an amount not to exceed in the aggregate $700,000;

               (vii) acquire any material interest in any Person (whether by a purchase of assets or securities, merger, joint venture, partnership, loan or otherwise), except for Permitted Investments;

               (viii) (A) amend its certificate or articles of incorporation, formation or organization, partnership agreement, operating agreement, bylaws or regulations, (B) issue any of its equity securities or interests (other than (w) to the former gmi stockholders in connection with the gmi Acquisition, (x) pursuant to a Qualified Initial Public Offering, (y) to qualify directors where required by applicable law or (z) pursuant to the Plans or Multiemployer Plans) or (C) create any Subsidiaries (other than Wholly Owned Subsidiaries);

               (ix) issue any profit participation or stock appreciation, or adopt any phantom stock plan, employee stock option plan or other equity-based incentive plan, except pursuant to the Plans and Multiemployer Plans in effect as of the date hereof described on
          SCHEDULE 5(x); or

               (x) create, assume, incur or permit to exist, any Lien on any of its assets or properties other than (A) Liens arising pursuant to the Credit Agreement or (B) Permitted Liens.

          (h) USE OF PROCEEDS. The Company will use the proceeds of the sale of the Notes and the Warrants solely for the purposes set forth on SCHEDULE 5(w).

          (i) COMPLIANCE WITH AGREEMENTS. The Company will perform and observe, and will cause each of its Subsidiaries to perform and observe, all of its material obligations to the Purchaser, and the holders of the Notes and the Warrants, and the Common Stock issued upon exercise of the Warrants, set forth in this Agreement, the Notes, the Warrants and the other Transaction Documents to which it is a party and the certificate or articles of incorporation, formation or organization and regulations or other organizational and governing documents of the Company or any of its Subsidiaries.

          (j) INDEMNIFICATION.

               (i) The Company, without limitation as to time, will defend and indemnify the Purchaser and its officers, directors, managers, employees, attorneys and agents (each, an "INDEMNIFIED PARTY") against, and hold each Indemnified Party harmless from, all losses, claims, damages, liabilities, costs (including the costs of preparation and attorneys' fees and expenses) (collectively, the "LOSSES") incurred pursuant to any investigation or proceeding against the Company or any Indemnified Party and arising out of or in connection with this Agreement, any other Transaction Document or any other document or instrument executed herewith or pursuant hereto or thereto, whether or not the transactions contemplated by this Agreement are consummated, which investigation or proceeding requires the participation of, or is commenced or filed against, any Indemnified Party because of this Agreement, any other Transaction Document or such other documents and the transactions contemplated hereby or thereby, other than any Losses resulting from action on the part of such Indemnified Party which is finally determined in such proceeding to be primarily and directly a result of such party's gross negligence or willful misconduct. The Company agrees to reimburse each Indemnified Party promptly for all such Losses as they are incurred by such Indemnified Party in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom. The Purchaser agrees to reimburse the Company for any payments made by the Company to the Purchaser pursuant to this paragraph for Losses which are finally determined in such proceeding to primarily and directly result from the gross negligence or willful misconduct of the Purchaser. The obligations of the Company under this paragraph will survive any transfer of the Notes, the Warrants or the Common Stock issued upon exercise of the Warrants by the Purchaser and the termination of this Agreement. In the event that the foregoing indemnity is unavailable or insufficient to hold an Indemnified Party harmless, then the Company will contribute to amounts paid or payable by such Indemnified Party in respect of such Indemnified Party's Losses in such proportions as appropriately reflect the relative benefits received by and fault of the Company and such Indemnified Party in connection with the matters as to which such Losses relate and other equitable considerations.

               (ii) If any action, proceeding or investigation is commenced, as to which any Indemnified Party proposes to demand such indemnification, it shall notify the Company with reasonable promptness; PROVIDED, HOWEVER, that any failure by such Indemnified Party to notify the Company shall not relieve the Company from its obligations hereunder except to the extent the Company is prejudiced thereby. The Company shall be entitled to assume the defense of any such action, proceeding or investigation, including the employment of counsel and the payment of all fees and expenses. The Indemnified Party shall have the right to employ separate counsel in connection with any such action, proceeding or investigation and to participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party, unless (A) the Company has failed to assume the defense and employ counsel as provided herein,
          (B) the Company has agreed in writing to pay such fees and expenses of separate counsel or (C) an action, proceeding, or investigation has been commenced against the Indemnified Party and the Company and representation of both the Company and the Indemnified Party by the same counsel would be inappropriate because of actual or potential conflicts of interest between the parties. In the case of any circumstance described in clauses (A), (B) or (C) of the immediately preceding sentence, the Company shall be responsible for the reasonable fees and expenses of such separate counsel; PROVIDED, HOWEVER, that the Company shall not in any event be required to pay the fees and expenses of more than one separate counsel (and, if deemed necessary by such separate counsel, appropriate local counsel who shall report to such separate counsel) for all Indemnified Parties. The Company shall be liable only for settlement of any claim against an Indemnified Party made with the Company's written consent.

          (k) ENVIRONMENTAL MATTERS.

               (i) Upon the Purchaser's receipt of any order, notice, permit, application or other communication or report alleging a violation of any applicable Environmental Law at any facility of the Company or any Subsidiary (an "ENVIRONMENTAL NOTICE"), the Company or any of its Subsidiaries shall at its expense, at the request of the Purchaser, obtain an environmental site assessment or environmental audit report or an update of any of the foregoing from an independent environmental consultant satisfactory to the Purchaser with respect to the premises identified in the Environmental Notice, all in form and content satisfactory to Purchaser.

               (ii) The conduct of the business operations of the Company and its Subsidiaries will not violate, in any material respect, any Environmental Law and the Company and each of its Subsidiaries will not use or permit any other party to use any Hazardous Materials on any of their respective properties, whether owned or leased (the "PROPERTIES"), at any of their respective places of business except such materials as are incidental to the Company and its Subsidiaries' normal course of business, maintenance and repairs. The Company and its Subsidiaries shall provide the Purchaser, its representatives, contractors and employees with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of on, under or about the Properties or by the Company or any of its Subsidiaries' business operations within five days of the request therefor.

               (iii) Without limiting the provisions of Section 7(j)36 hereof, the Company agrees to defend, protect, indemnify and hold harmless the Purchaser and each of its officers, directors, employees, managers, attorneys and agents (collectively called the "INDEMNITEES") from and against all liabilities, obligations (including removal and remedial actions), losses, damages (including foreseeable and unforeseeable consequential damages and punitive damages), penalties, actions, judgments, suits, claims, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against such indemnitees directly or indirectly based on, or arising or resulting from, (A) the actual or alleged presence of Hazardous Materials (as defined below) on any property now, previously or hereafter owned, leased or otherwise held by the Company or any of its Subsidiaries, (B) any Environmental Claim (as defined below) relating to the Company, its Subsidiaries or any of their operations or (C) the exercise of the Purchaser's rights under any of the provisions of this Section 7(k)38 (the "INDEMNIFIED MATTERS") regardless of when such indemnified matters arise.

               (iv) As used herein "HAZARDOUS MATERIALS" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas;
          (B) any chemicals, materials or substances (including, without limitation, human blood and blood products, pathological wastes, sharps, body parts, contaminated bedding, surgical wastes and other disposable medical equipment and material that may pose a risk to the public health, welfare or the marine environment) defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "medical wastes", "biological wastes", "laboratory wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar import, under any applicable Environmental Law; and (C) any other chemical, material or substance exposure to which is prohibited, limited or regulated by any Governmental Authority. "ENVIRONMENTAL LAW" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 ET SEQ.; the Marine Protection, Research and Sanctuaries Act of 1972, as amended, 33 U.S.C. Section 1401 ET SEQ.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 ET SEQ.; the Federal Water Pollution Control Act, as amended, 33 U.S.C.
          Section 1251 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C.
          Section 2601 ET SEQ.; the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Sections 201 & 300f ET SEQ.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 ET SEQ.; and their counterparts under applicable state and local laws. "ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such Environmental Law, including without limitation (x) any and all Environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, fines or penalties pursuant to any applicable Environmental Law, and (y) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          (l) ERISA. The Company shall, and shall cause each of its Subsidiaries to comply in all material respects with the applicable provisions of ERISA and neither the Company nor any of its ERISA Affiliates will make, or will accrue an obligation to make, any contribution to any Multiemployer Plan.

          (m) BROKERAGE. The Company shall pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses but excluding costs of internal in-house counsel) arising in connection with any claim against the Company, or arising as a result of actions taken by the Company or any of its officers, directors, employees or agents, for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement.

          (n) LIFE INSURANCE. The Company will comply with the provisions of
     Section 6.13 of the Credit Agreement.

          (o) MEETINGS; REPRESENTATION. The Company will have regular meetings of its Board of Directors at least every calendar quarter and its shareholders at least once a year, as provided for in the Company's regulations, and minutes of such meetings shall be prepared and maintained as a part of the permanent records of the Company. The Company will provide the Purchaser with written notice of all proposed agendas (which shall not, however, limit the matters which may be acted upon in the event a majority of the directors or shareholders, as appropriate, present vote to discuss or act upon any other matter) for all meetings of the directors or shareholders, as appropriate, of the Company at least five business days in advance (except in the case of special meetings of the Board of Directors or meetings of the executive committee, in which case such notice shall be as prompt as practicable) and at least one representative of the Purchaser will be permitted to attend such meetings, at the expense of the Company prior to the consummation of a Qualified Initial Public Offering. After the consummation of a Qualified Initial Public Offering, one representative of the Purchaser shall be permitted to attend meetings of the Board of Directors or meetings of the executive committee at their own expense.

          (p) MODIFICATIONS TO CREDIT AGREEMENT. The Company shall not amend or otherwise modify the Credit Agreement (i) to increase the Indebtedness under the Credit Agreement by more than $5,000,000, (ii) to increase the interest rate with respect to the Indebtedness under the Credit Agreement by more than 50 basis points, (iii) to extend the maturity of the Indebtedness under the Credit Agreement beyond December 31, 2000, (iv) to shorten the time of payment with respect to the Indebtedness under the Credit Agreement or (v) to amend any financial covenant of the Company with respect to the Indebtedness under the Credit Agreement to make such covenant more restrictive; PROVIDED, HOWEVER, that it being understood and agreed that waivers of conditions precedent, covenants, defaults or events of default shall not constitute an amendment or modification).

          (q) TERMINATION OF COVENANTS. All covenants contained in this Section 7 shall continue until the Purchaser ceases to own any of the Notes, the Warrants, or any shares of Common Stock underlying such Warrants; PROVIDED, HOWEVER, that (i) upon payment of all principal, interest and other amounts under the Notes, the covenants set forth in Sections 7(f), 7(h), 7(n) and 7(p) shall terminate and (ii) upon the consummation of a Qualified Initial Public Offering by the Company, (A) all covenants set forth in Section 729 (other than the covenants set forth in Sections 7(j)36, 7(k)(iii)38 and 7(o)40) shall terminate, and (B) the Company shall provide to the Purchaser, in lieu of the information set forth in Sections 7(b)(ii), 7(b)(iii), 7(b)(iv) and 7(b)(viii), copies of all annual, quarterly and current reports on Forms 10-K, 10-Q and 8-K, or any successor forms thereto, within five days after the date such reports are filed with the Commission.

          (r) FURTHER ASSURANCES. The Company agrees that, promptly upon the request of the Purchaser and in any event no later than 30 days after the U-Gene Closing Date, the Company will, at its expense, execute and deliver, and cause each of its Subsidiaries to execute and deliver, to the Purchaser (i) the Pledge Agreement and (ii) the Security Agreement; PROVIDED, HOWEVER, that each of the Pledge Agreement and Security Agreement shall be subordinate and junior in right of payment to the prior payment of all Senior Debt (as defined in the Subordination Agreement). The Company agrees that from time to time, at its expense, the Company will, and will cause each of its Subsidiaries to, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Purchaser may request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or by the Pledge Agreement and Security Agreement, or to enable the Purchaser to exercise and enforce its rights and remedies hereunder or thereunder with respect to any collateral. Without limiting the generality of the foregoing, the Company will, at the time of delivery of the Pledge Agreement and the Security Agreement and from time to time thereafter, execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Purchaser may request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby or by the Pledge Agreement and Security Agreement.

     SECTION 8 GENERAL. As further and special provisions set forth under this Agreement, the parties hereto further warrant, covenant, contract and agree each with the other as follows:

          (a) ENTIRE AGREEMENT. This Agreement, the Transaction Documents and other documents referred to herein and therein constitute the entire understanding among the parties as to the subject matter specifically referred to herein or therein.

          (b) REIMBURSEMENT OF EXPENSES. The Company agrees to reimburse the Purchaser for all reasonable costs and out-of-pocket expenses, including "due-diligence" investigation, of the Purchaser and related travel and out-of-pocket expenses and reasonable attorneys' fees and expenses (excluding in-house counsel), incurred in connection with the preparation, execution and delivery of this Agreement, and other related documentation, and any subsequent amendments, modifications or supplements thereto, and all reasonable expenses (including reasonable attorneys' fees and expenses (excluding in-house counsel)) incurred by the Purchaser in the collection of any amounts owed by the Company to the Purchaser following a breach. All payments to be made by the Company shall be made no later than 30 days following presentation to the Company of a statement for such expenses.

          (c) SURVIVAL OF AGREEMENTS AND REPRESENTATIONS AND WARRANTIES. All agreements and all representations and warranties contained herein or made in writing by the Company in connection herewith, to the extent applicable, shall survive the execution and delivery of this Agreement and other documents referred to herein and shall continue until the Purchaser ceases to own any Notes, the Warrants or any shares of Common Stock.

          (d) NO WAIVER. No delay by or on behalf of the Purchaser in exercising any rights conferred hereunder, and no course of dealing between the Purchaser and the Company shall operate as a waiver of any right granted hereunder, unless expressly waived in writing by the party whose waiver is alleged.

          (e) BINDING EFFECT. All covenants, representations, warranties and other stipulations in this Agreement and other documents referred to herein, given by or on behalf of any of the parties hereto, shall bind and inure to the benefit of the respective successors, heirs, personal representatives and assigns of the parties hereto.

          (f) INITIAL HOLDER. The Company shall be entitled to treat and deal with the Purchaser, and shall not be required to recognize any other Person as the holder of the Notes or the Warrants, except after production of such Notes or the Warrants duly endorsed for transfer, together with such documentation as the Company may reasonably require concerning compliance with federal or state securities laws, or after receipt by the Company of written notice from the Person theretofore entitled to be treated as the holder advising the Company of the transfer of such Notes or the Warrants to such other Person and stating the latter's address, together with such documentation as the Company may reasonably require concerning compliance with federal or state securities laws.

          (g) CUMULATIVE POWERS. No remedy herein conferred upon the Purchaser or any holder of the Notes or the Warrants is intended to be exclusive of any other remedy, and each such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law, or in equity or by statute or otherwise.

          (h) LOSS OF SECURITIES; REISSUE OF SECURITIES IN LESSER
     DENOMINATIONS. Upon:

               (i) receipt of evidence satisfactory to the Company of loss, theft, mutilation or destruction of (A) any of the Notes or (B) any of the Warrants, and

               (ii) in the case of any such loss, theft or destruction, upon delivery of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation, upon surrender and cancellation of such Notes or any of the Warrants, the Company will make and deliver a new Note or Warrant of like tenor, in lieu of such lost, stolen, mutilated or destroyed Note or Warrant. In addition, upon request of any holder of a Note, Warrant or other securities of the Company now or hereafter issued by the Company to the Purchaser, and upon surrender of such Note, Warrant or other securities to the Company and compliance with any restrictive legends, the Company will, subject to applicable federal and state securities laws, reissue, in lesser denominations to parties designated by such holder, new certificates, warrants or other securities in the equivalent amounts of such other securities surrendered.

          (i) COMMUNICATIONS. All communications and notices provided for hereunder shall be sent by personal delivery, nationally recognized overnight courier, facsimile or registered or certified mail, to the Purchaser and the Company at their respective addresses set forth on
     SCHEDULE 8(i), or to such other address with respect to any party as such party shall notify the other parties hereto in writing. Any notice required to be given hereunder by one party to another shall be deemed to have been received (i) when delivered, if personally delivered or sent via facsimile, or (ii) one day following delivery to a nationally recognized overnight courier or (iii) on the third business day following the date on which the piece of mail containing such communication is posted, if sent by certified or registered mail. Except as otherwise provided for herein, all reasonable requests for disclosure or other provision of information to be made or otherwise given by the Company shall be completed no later than seven business days following the receipt by the Company of a written request therefor in the manner described in this Section.

          (j) LEGEND.

               (i) Each of the Notes, each of the Warrants and each certificate, if any, representing the Common Stock issued upon exercise of the Warrants will bear a legend in substantially the following form:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED UNLESS THE COMPANY HAS RECEIVED A WRITTEN OPINION FROM COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSFER IS BEING MADE IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

               (ii) The Warrants and each certificate, if any, representing Common Stock issued upon exercise of the Warrants will bear a legend in substantially the following form:

               THE TRANSFER OF SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT IS SUBJECT TO TRANSFER RESTRICTIONS, OBLIGATIONS AND OTHER CONDITIONS SPECIFIED IN THE AMENDED AND RESTATED SHAREHOLDER AGREEMENT DATED AS OF JUNE 26, 1997 AND AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND ITS SECURITYHOLDERS.

          (k) CONFIDENTIALITY. The Purchaser shall not make public disclosure of any information designated by the Company in writing as confidential, including financial terms and financial and organizational information contained in any documents, statements, certificates, materials or information furnished, or to be furnished, by the Company in connection with the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that the foregoing shall not be construed, now or in the future, to apply to any information reflected in any recorded document, information which is independently developed by the Purchaser, information obtained from sources other than the Company or information that is or becomes in the public domain, nor shall it be construed to prevent the Purchaser from (i) making any disclosure of any information (A) if required to do so by any Requirement of Law, (B) to any Governmental Authority having or claiming authority to regulate or oversee any aspect of the Purchaser's business or that of the corporate parent or affiliates of the Purchaser in connection with the exercise of such authority or claimed authority, or (C) pursuant to subpoena; or (ii) to the extent the Purchaser or its counsel deems necessary or appropriate to do so to effect or preserve its security for any applicable investment or financing or to enforce any remedy provided herein or in any applicable investment or financing documents or otherwise available by law; or (iii) making, on a confidential basis, such disclosures as the Purchaser deems necessary or appropriate to such Purchaser's legal counsel or accountants (including outside auditors); or (iv) making such disclosures as the Purchaser reasonably deems necessary or appropriate to any bank or financial institution or other entity, and/or counsel to or other representatives of such bank or financial institution or other entity, to which the Purchaser in good faith desires to sell an interest in any applicable investment or financing; PROVIDED, HOWEVER, that such bank, financial institution or other entity or counsel to or representative thereof, agrees to take reasonable steps to maintain the confidentiality of such disclosures.

          (l) GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of North Carolina.

          (m) HEADINGS. The descriptive section headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

          (n) MULTIPLE ORIGINALS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

          (o) AMENDMENT OR WAIVER. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the prior written consent of the Purchaser to such amendment, action or omission to act. Each holder of the Notes or the Warrants, at the time or times thereafter outstanding, shall be bound by any consent authorized by this Section, whether or not the Notes or the Warrants shall have been marked to indicate such consent.

               IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

                               KENDLE INTERNATIONAL INC.,
                                  an Ohio corporation


                               By:/S/ Anthony L. Forcellini
                                  ----------------------------------------
                                  Anthony L. Forcellini
                                  Director, Mergers and Acquisitions and
                                  Assistant Secretary

                               NATIONSBANC INVESTMENT CORPORATION
                                    a Delaware corporation


                               By:/S/ WALKER L. POOLE
                                  -----------------------------------------
                                  Walker L. Poole
                                  Senior Vice President

                                 SCHEDULE 3(a)

                        PURCHASE AND SALE OF SECURITIES

Purchaser      Note                          Warrant                 Purchase Price
---------      ----                          -------                 --------------

NationsBanc    12% Series A                 Series A Warrant           $5,000,000
Investment     Senior Subordinated          representing 4% of
Corporation    Note for $5,000,000          the fully diluted
               due June 26, 2002            common stock of
                                            the Company

NationsBanc    12% Series B                 Series B Warrant           $5,000,000
Investment     Senior Subordinated          representing 3% of
Corporation    Note for $5,000,000          the fully diluted
               due _______, 200__           common stock of
                                            the Company


                                 SCHEDULE 4A(a)

                              FINANCIAL INFORMATION

1 Unaudited pro forma consolidated financial statements for the Company, its Subsidiaries and each Acquired Company as of, and for the period ended, March 31, 1997, certified by the chief financial officer of the Company.

2 Unaudited consolidated financial statements for the Company, its Subsidiaries and each Acquired Company as of, and for the period ended, March 31, 1997, certified by the chief financial officer of each Acquired Company.

3 Audited financial statements for the Company, its Subsidiaries and each Acquired Company for fiscal years 1995 and 1996, accompanied by an audit report from Coopers & Lybrand, such report to be in customary form and unqualified.

4 Financial projections for the Company for each fiscal year after the U-Gene Closing Date through fiscal 2000, giving effect to the Acquisitions, in form and substance reasonably satisfactory to the Purchaser.

5 Such other financial information relating to the Company, the Subsidiaries, the Acquired Companies or the Acquisitions as the Purchaser may reasonably request.

                                 SCHEDULE 5(a)

                             ORGANIZATIONAL MATTERS

A.   Organization
     ------------

                                   Jurisdiction of           Jurisdictions in
     Name of Company               Organization               Which Qualified
     ---------------               ---------------            ----------------


                      [to be completed by Company counsel]


B.   Licenses and Permits
     --------------------

     Name of Company              Licenses and Permits
     --------------              --------------------


                      [to be completed by Company counsel]

                                 SCHEDULE 5(a)

                          SUBSIDIARIES AND INVESTMENTS

                      [to be completed by Company counsel]

                                  SCHEDULE 5(c)

                                 CAPITALIZATION

I.   Pre-Closing Capitalization of the Company and the Sellers
     ---------------------------------------------------------

     A.   Authorized Capital
          ------------------

          Name of Company       Authorized Capital
          ----------------------------------------

                      [to be completed by Company counsel]


     B.   Subscriptions, Contracts and Agreements
          ---------------------------------------

                      [to be completed by Company counsel]

     C.   Directors, Officers, Partners and Security Holders
          --------------------------------------------------

                   Number or Percent of Equity
                   Interests Issuable upon
                   Exercise or Conversion of

              Number or Percent      Type of Equity     Options, Warrants or
         Name of Equity Interests       Interest        Convertible Securities
        -------------------------    --------------     -----------------------

                      [to be completed by Company counsel]

     D.   Preemptive and Registration Rights
          ----------------------------------

                      [to be completed by Company counsel]

II.  Post-Closing Capitalization of the Company and the Sellers
     ----------------------------------------------------------

     A.   Authorized Capital
          ------------------

          Name of Company              Authorized Capital
          ----------------             ------------------

                      [to be completed by Company counsel]

     B.   Subscriptions, Contracts And Agreements
          ---------------------------------------

                      [to be completed by Company counsel]

     C.   Directors, Officers, Partners and Security Holders
          --------------------------------------------------

                       Number or Percent of Equity
                       Interests Issuable upon
                       Exercise or Conversion of

            Number or Percent          Type of Equity    Options, Warrants or
          Name of Equity Interests        Interest       Convertible Securities
--------------------------------------------------------------------------------

                      [to be completed by Company counsel]

     D.   Preemptive and Registration Rights
          ----------------------------------

                      [to be completed by Company counsel]

                                  SCHEDULE 5(f)

                                   TAX MATTERS

                      [to be completed by Company counsel]

                                  SCHEDULE 5(k)

                         COMPLIANCE WITH SECURITIES LAWS

                                [to be completed]

                                  SCHEDULE 5(p)

                               MATERIAL CONTRACTS

                      [to be completed by Company counsel]

                                  SCHEDULE 5(q)

                                    EMPLOYEES

A.   Employment Arrangements:
     ------------------------

      Name of Employee           Description of Agreement
      ---------------------------------------------------

                      [to be completed by Company counsel]

B.   Departing Employees:
     --------------------

     Name of Employee            Description Of Severance Benefits
     -------------------------------------------------------------

                     [to be completed by Company counsel]]

                                  SCHEDULE 5(s)

                               AFFILIATE CONTRACTS

          Name of Affiliate                  Description Of Contract
          ----------------------------------------------------------

                      [to be completed by Company counsel]

                                  SCHEDULE 5(t)

                              ENVIRONMENTAL MATTERS

                      [to be completed by Company counsel]

                                  SCHEDULE 5(w)

                                 USE OF PROCEEDS

     The proceeds from the issuance of the Notes will be used to finance the Acquisitions, to refinance existing debt, to pay fees and expenses incurred in connection with the Acquisitions, to provide for working capital requirements and for general corporate purposes.

     The proceeds will be disbursed to the following Persons in the amounts set forth opposite their respective names:

          Disbursement List
          -----------------

          [Name of Person]              $_____________

                                  SCHEDULE 5(x)

                             EMPLOYEE BENEFIT PLANS

                                  SCHEDULE 5(y)

                              INTELLECTUAL PROPERTY

                      [to be completed by Company counsel]

                                  SCHEDULE 5(z)

                      ABSENCE OF CERTAIN CHANGES OR EVENTS

                      [to be completed by Company counsel]

                                  SCHEDULE 8(i)

                              ADDRESSES FOR NOTICES

If to the Company, to:

               Kendle International Inc.
               700 Carew Tower
               Cincinnati, Ohio 45202
               Telecopy No.:  (513) 381-5870
               Attention:  Mr. Timothy M. Mooney, Chief Financial Officer

        with a copy (which shall not
        constitute notice) to:

               Keating, Muething & Klekamp, P.L.L.
               1800 Provident Tower, One East Fourth Street
               Cincinnati, Ohio  45202
               Telecopy No.:  (513) 579-6457
               Attention:  William J. Keating, Esq.

If to the Purchaser, to:

               NationsBanc Investment Corporation
               NationsBank Corporate Center
               100 North Tryon Street, 10th Floor
               Charlotte, North Carolina  28255
               Telecopy No.:  (704) 386-6432
               Attention:  Mr. Walker L. Poole

        with a copy (which shall not
        constitute notice) to:

               Fennebresque, Clark, Swindell & Hay
               NationsBank Corporate Center
               100 North Tryon Street, Suite 2900
               Charlotte, North Carolina  28202
               Telecopy No.:  (704) 347-3838
               Attention:  Jeffrey S. Hay, Esq.

                                  EXHIBIT 2(a)

                              FORM OF SERIES A NOTE

                                   [attached]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED UNLESS THE COMPANY HAS RECEIVED A WRITTEN OPINION FROM COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSFER IS BEING MADE IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

                            KENDLE INTERNATIONAL INC.

                12% SENIOR SUBORDINATED SERIES A PROMISSORY NOTE

                                DUE JUNE 26, 2002

$5,000,000                                            Charlotte, North Carolina
                                                                  June 26, 1997

         FOR VALUE RECEIVED, the undersigned, KENDLE INTERNATIONAL INC., an Ohio corporation (the "COMPANY"), promises to pay to the order of NATIONSBANC INVESTMENT CORPORATION, or its registered assigns (the "HOLDER"), the principal sum of Five Million And No/100 Dollars ($5,000,000) on June 26, 2002, with interest thereon from time to time as provided herein.

         1 INVESTMENT AGREEMENT. This 12% Senior Subordinated Series A Promissory Note (this "NOTE") is the Series A Note issued pursuant to the Investment Agreement, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the "INVESTMENT AGREEMENT"), between the Company and the purchaser named therein, and the Holder is subject to the terms and entitled to the benefits of this Note and the Investment Agreement and may enforce the agreements of the Company contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto. Capitalized terms used herein without definition have the meanings assigned thereto in the Investment Agreement.

         2 INTEREST. Subject to the terms and conditions hereof, the Company promises to pay interest on the principal amount of this Note at the rate of 12% per annum, payable quarterly on the last day of each September, December, March, and June of each year (each date upon which interest shall be so payable, an "INTEREST PAYMENT DATE"), beginning on September 30, 1997. Interest on this Note shall accrue from the date of issuance until repayment of the principal and payment of all accrued interest and premium in full, shall be computed on the basis of a 365-day and shall be paid by wire transfer of immediately available funds to an account designated by the Holder. Notwithstanding the foregoing provisions of this Section 24, but subject to applicable law, upon the occurrence and during the continuance of an Event of Default, the principal of and overdue interest on this Note shall bear interest, from the date of the occurrence of such Event of Default until such Event of Default is cured or waived, payable on demand in immediately available funds, at the rate of 14% per annum.

         3        OPTIONAL PREPAYMENT.

                  (a) Upon notice given to the Holder as provided in Section 3(b)2, the Company, at its option, may at any time prepay all or any portion of this Note, PRO RATA with the prepayment of all other Notes issued pursuant to the Investment Agreement, by paying an amount equal to the outstanding principal amount of this Note, or the portion of this Note called for prepayment, together with interest accrued and unpaid thereon to the date fixed for prepayment, and all other amounts due under this Note and the Investment Agreement.

                  (b) The Company shall give written notice of prepayment of this Note or any portion thereof pursuant to Section 3(a)2 not less than 10 nor more than 60 days prior to the date fixed for such prepayment. Upon the giving of notice of prepayment by the Company, the Company covenants and agrees that it will prepay, on the date therein fixed for prepayment, this Note or the portion hereof so called for prepayment, by paying an amount equal to the outstanding principal amount hereof or the portion hereof so called for prepayment together with interest accrued and unpaid thereon to the date fixed for such prepayment, and all other amounts due under this Note and the Investment Agreement.

                  (c) In the event the Holder gives notice to the Company pursuant to Section 8(f)42 of the Investment Agreement of its intent to transfer this Note (the "TRANSFER NOTICE"), the Company may, upon notice given to the Holder within 10 days following the sending by the Holder of the Transfer Notice, prepay this Note in whole (or, if this Note is being transferred in part, in part). Upon the giving of notice of prepayment by the Company as provided in this Section 3(c)2, the Company covenants and agrees that it will prepay, no later than the 20th day following the giving of such notice of prepayment, this Note (or the portion hereof being transferred by the Holder), by paying an amount equal to the outstanding principal amount of this Note (or the portion hereof being so transferred), together with interest accrued and unpaid thereon to the date of prepayment and all other amounts due under this Note and the Investment Agreement.

                  (d) All optional prepayments under Section 32 of this Note shall be applied first to all costs, expenses, indemnities and other amounts payable hereunder and under the Investment Agreement, then to payment of default interest, if any, then to payment of premium, if any, then to payment of accrued interest and thereafter to payment of principal in the inverse order of the scheduled maturities thereof.

         4        MANDATORY PREPAYMENTS.

                  (a) If, at any time while this Note is outstanding, any of the following events occurs (each such event, a "MANDATORY PREPAYMENT EVENT"), then, at the option of the Holder, the Company shall make a mandatory prepayment of this Note in whole or in part at the time of such Mandatory Prepayment Event:

                           (i)      the consummation of any Organic Change; or

                           (ii) the occurrence of (A) an Event of Default under
                  the Credit Agreement or the occurrence of an event of default under any credit facility replacing in whole or in part the Credit Agreement and (B) the expiration of 15 days after such Event of Default or event of default; or

                           (iii) the consummation of a public offering of equity
                  or debt securities by the Company which is not a Qualified Initial Public Offering.

                  (b) The Company shall give written notice of each of the transactions described in Section 4(a)3 not less than 10 nor more than 60 days prior to the proposed closing date thereof describing in reasonable detail such transaction and the proposed closing date. Upon receipt of such notice, the Holder shall have a period of ten days in which to notify the Company of the principal amount of this Note or portion thereof to be prepaid. Upon receipt of such notice from the Holder, the Company covenants and agrees it will prepay, on the closing date of such transaction, this Note or the portion thereof subject to prepayment by paying an amount equal to the outstanding principal amount hereof or the portion hereof subject to prepayment together with interest accrued and unpaid thereon. Each such payment shall be applied as provided in Section 3(d)2 hereof.

         5        DEFAULTS AND REMEDIES.

                  (a) EVENTS OF DEFAULT. An "EVENT OF DEFAULT" shall occur hereunder if:

                           (i) the Company shall default in the payment of the
                  principal of this Note, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or

                           (ii) the Company shall default in the payment of any
                  installment of interest on this Note, when and as the same shall become due and payable, and such default shall continue for a period of three business days; or

                           (iii) the Company shall default in the due observance
                  or performance of any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to Section 7 of the Investment Agreement, and such default shall continue for a period of five business days; or

                           (iv) the Company shall default in the due observance
                  or performance of any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof or pursuant to the terms of the Investment Agreement (other than those referred to in clauses (i), (ii) or (iii) of this Section 5(a)3), and such default is not remedied or waived within 30 days after receipt by the Company of notice from the Holder of such default; or

                           (v) any representation, warranty, certification or
                  statement made by or on behalf of the Company in the Investment Agreement, the Notes, or in any certificate or other document delivered pursuant hereto or thereto shall have been incorrect in any material respect when made; or

                           (vi) the Company shall default (as principal or
                  guarantor) in the payment of any Indebtedness (other than the
                  Note) in an amount, individually or in the aggregate, in excess of $500,000 when and as the same shall become due and payable whether at stated or scheduled maturity, by acceleration or otherwise, or the Company shall default in the performance or observance of any covenant, condition or agreement contained in any such Indebtedness, if, in each case, the effect of such failure to pay or perform or observe is to cause or permit the holder or holders thereof to cause such Indebtedness to become or be declared due prior to its stated maturity, whether or not such default is waived by such holder or holders; or

                           (vii) an involuntary proceeding shall be commenced or
                  an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of the Company or of a substantial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or a similar official for the Company or for a substantial part of its property or assets, or (C) the winding up or liquidation of the Company; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered; or

                           (viii) the Company shall (A) voluntarily commence any
                  proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding for the filing of any petition described in paragraph (vii) of this Section 5(a)3, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, or for a substantial part of its property or assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors, (F) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (G) take any action for the purpose of effecting any of the foregoing; or

                           (ix) one or more judgments for the payment of money
                  in an aggregate amount in excess of $500,000 (to the extent not covered by insurance) shall be rendered against the Company and the same shall remain undischarged for a period of 45 days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Company to enforce any such judgment; or

                           (x) any ERISA Event shall have occurred with respect
                  to a Plan of the Company and the sum (determined as of the date of occurrence of such ERISA Event) of the amount of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA (the "INSUFFICIENCY") of such Plan, and the Insufficiency of any and all other Plans of the Company with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Company and its ERISA Affiliates related to such ERISA Event) exceeds $500,000; or

                           (xi) an Organic Change occurs.

                  (b) ACCELERATION. If an Event of Default occurs under Section 5(a)(vii)4 or (viii)4, then the outstanding principal of and interest and premium on this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived. If any other Event of Default occurs and is continuing, the Holder by written notice to the Company, may (subject to Section 65 hereof) declare the principal of and interest and premium on this Note to be due and payable immediately. Upon any such declaration of acceleration, such principal, interest and premium shall become immediately due and payable and, subject to Section 65 hereof, the Holder shall be entitled to exercise all of its rights and remedies hereunder and under the Investment Agreement whether at law or in equity.

         6 SUBORDINATION. The Company, for itself and its successors and assigns, covenants and agrees, and each Holder of this Note, by its acceptance hereof, shall be deemed to have agreed, that the payment from whatever source of the indebtedness of the Company evidenced by this Note, including the principal hereof and interest and premium hereon, shall be subordinate and junior in right of payment to the prior payment in full of all Indebtedness under the Credit Agreement to the Lenders of the Company as more particularly described in the Subordination and Intercreditor

Agreement, dated the date hereof and as amended, supplemented or otherwise modified from time to time, among the Company, NationsBanc Investment Corporation, as the original Holder of the Notes, and the Lenders and NationsBank, N.A., as Agent for the Lenders.

         7 SUITS FOR ENFORCEMENT. Subject to Section 65, upon the occurrence of any one or more Events of Default, the Holder may proceed to protect and enforce its rights and remedies hereunder by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in the Investment Agreement or this Note or in aid of the exercise of any power granted in the Investment Agreement or this Note, or may proceed to enforce the payment of the Notes, or to enforce any other legal or equitable right of the holders of the Notes.

         8 REMEDIES CUMULATIVE. No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. To the extent permitted by applicable law, the Company and the Holder waive presentment for payment, demand, protest and notice of dishonor.

         9 HOLDER; TRANSFER.

                  (a) The term "HOLDER" as used herein shall also include any transferee of this Note whose name has been recorded by the Company in the register referred to in Section 9(b)6. Each transferee of this Note acknowledges that this Note has not been registered under the Securities Act, and may be transferred only upon receipt by the Company of an opinion of counsel, which opinion shall be satisfactory in form and substance to the Company, stating that this Note may be transferred without registration under the Securities Act in reliance on an exemption therefrom.

                  (b) The Company shall maintain a register in its office for the purpose of registering the Notes and any transfer thereof, which register shall reflect and identify, at all times, the ownership of any interest in the Notes. Upon the issuance of this Note, the Company shall record the name of the initial purchaser of this Note in such register as the first Holder. Thereafter, the Company shall duly record the name of a transferee on such register promptly after receipt of the opinion referred to in Section 9(a)6 above.

         10 PAYMENTS. All payments and prepayments of principal of and interest and premium on this Note shall be made in lawful money of the United States of America.

         11 COVENANTS BIND SUCCESSORS AND ASSIGNS. All the covenants, stipulations, promises and agreements contained in this Note by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

         12 GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of North Carolina.

         13 VARIATION IN PRONOUNS. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         14 HEADINGS. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         IN WITNESS WHEREOF, this Note has been executed by the Company by its duly authorized officer as of the day and year first above written.

                           KENDLE INTERNATIONAL INC.

                           By:/S/ ANTHONY L. FORCELLINI
                              ----------------------------
                               Anthony L. Forcellini
                               Director, Mergers and Acquisitions and
                               Assistant Secretary


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                                      - 1 -

                                  EXHIBIT 2(b)

                              FORM OF SERIES B NOTE

                                   [attached]


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                                      - 2 -

                                  EXHIBIT 2(c)

                            FORM OF SERIES A WARRANT

                                   [attached]


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                                      - 1 -

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED UNLESS THE COMPANY HAS RECEIVED A WRITTEN OPINION FROM COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSFER IS BEING MADE IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS SUBJECT TO TRANSFER RESTRICTIONS, OBLIGATIONS AND OTHER CONDITIONS SPECIFIED IN THE AMENDED AND RESTATED SHAREHOLDER AGREEMENT DATED AS OF JUNE 26, 1997, AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND ITS SECURITYHOLDERS.

NO. W-1

                          COMMON STOCK PURCHASE WARRANT

                  TO SUBSCRIBE FOR AND PURCHASE COMMON STOCK OF

                            KENDLE INTERNATIONAL INC.

         THIS CERTIFIES that, for value received, NATIONSBANC INVESTMENT CORPORATION, a Delaware corporation ("NATIONSBANC"), or registered permitted assigns, is the owner of 4212 Warrants (subject to adjustment in accordance with the provisions hereof), each of such Warrants entitling such Holder to subscribe for and purchase from KENDLE INTERNATIONAL INC., an Ohio corporation (the "COMPANY"), at the price of $0.01 per share (the "EXERCISE PRICE"), at any time commencing on an Exercise Event (as defined below) until 5:00 p.m., Charlotte, North Carolina, time, on June 26, 2007 (the "EXERCISE PERIOD"), one fully paid and nonassessable share of the Company's Common Stock, no par value per share (the "COMMON STOCK") (subject to adjustment as noted below) (the "EXERCISE RATE"). This Common Stock Purchase Warrant shall be referred to herein as the "COMMON STOCK PURCHASE WARRANT," and the Warrants represented by this Common Stock Purchase Warrant shall be referred to herein as "WARRANTS."

         This Common Stock Purchase Warrant is subject to the following provisions, terms and conditions:

         1 DEFINITIONS. Unless otherwise defined herein, capitalized terms used herein shall have the meaning given such terms below. Capitalized terms used herein and not defined shall have the meanings set forth in the Investment Agreement (as defined below) between the Company and NationsBanc.




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                                      - 2 -

                  "ADDITIONAL SHARES OF COMMON STOCK" shall mean the following but shall not include the Excluded Shares: (i) all Common Stock of the Company, (ii) any additional class of stock having the right to dividends or distributions on liquidation (other than preferred stock the redemption right of which is limited to the repayment of the purchase price therefor and reasonable dividends thereon), which may be authorized in the future by amendment to the Company's certificate of incorporation, (iii) any debt or equity security which has or may be issued in lieu of or in substitution or exchange for any of the foregoing or which has or may be issued upon the exercise, exchange or conversion of any of the foregoing by its terms, and (iv) any debt or equity security which has or may be issued by a third party in lieu of or in substitution for any of the foregoing as a result of any merger of the Company into such third party.

                  "APPRAISED MARKET VALUE" shall mean the market value of the Common Stock as agreed by the Company and the Holder hereof, or if the Company and the Holder cannot agree, as determined by a valuation by an investment banking company suitable to the Company and the Holder. In the event the parties cannot agree on an investment banking company to perform the valuation described above, the Company and the Holder shall each select an investment banking company and the two investment banking companies so selected shall select a third investment banking company which shall determine the market value. In determining the Appraised Market Value of the Common Stock, no discount shall be applied because the shares of Common Stock held by the Holders (i) have not been registered under the 1933 Act, or (ii) represent a minority interest in the Company. The fees and expenses of the investment banking companies shall be borne by the Company.

                  "BOOK VALUE" shall mean the net book value of the Common Stock as set forth in the Company's most recent audited Financial Statements for the preceding fiscal year.

                  "COMMISSION" shall mean the Securities and Exchange
         Commission.

                  "CONVERTIBLE SECURITIES" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration, for Additional Shares of Common Stock.

                  "CREDIT AGREEMENT" shall have the meaning set forth in the Investment Agreement.

                  "EXCLUDED SHARES" shall mean shares of Common Stock (i) issued upon exercise of the Warrants issued to the Purchaser and represented by this Common Stock Purchase Warrant or (ii) issued in accordance with
         Section 7(g)(viii)(B) of the Investment Agreement.

                  "EXERCISE EVENT" shall mean the period commencing on the earliest to occur of the following events: (i) the termination or cessation of the Company's S corporation status under the Code; (ii) an Organic Change; (iii) the occurrence of (A) an Event of Default under the Credit Agreement (or any event of default under any credit facility replacing in whole or in part the Credit Agreement) that remains uncured and unwaived for a period of 15 days


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                                      - 3 -


         following such Event of Default or event of default or (B) an Event of Default under the Notes; (iv) the acceleration of the maturity of Indebtedness under (A) the Credit Agreement (or any credit facility replacing in whole or in part the Credit Agreement) or (B) the Notes;
         (v) the Company shall default in the due observance or performance of any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to Section 7 of the Investment Agreement, and such default shall continue for a period of five business days; (vi) a Change of Control; or (vii) the consummation of an initial public offering pursuant to an effective registration statement under the Securities Act covering the sale of equity or debt securities.

                  "HOLDER" shall mean NationsBanc and any registered permitted assignee hereof.

                  "INVESTMENT AGREEMENT" shall mean that certain Investment Agreement by and among the Company and NationsBanc dated as of June 26, 1997.

                  "MARKET PRICE" of a share of Common Stock on any day shall mean the average closing price of a share of Common Stock for the 30 consecutive trading days preceding such day on the principal national securities exchange or NASDAQ National Market System on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the reported closing bid and asked prices during such 30 trading day period in the over-the-counter market as furnished by the National Quotation Bureau, Inc., or, if the shares of Common Stock are not publicly traded, the Appraised Market Value; PROVIDED, HOWEVER, that the "Market Price" for a share of Common Stock sold pursuant to a public offering by the Company shall be deemed to be the price received by the Company for such share; and PROVIDED FURTHER that in no event shall "Market Price" be deemed to be less than 237.42 per share (subject to proportional adjustment upon the occurrence of any event specified in subparagraph 2(b)(i) or 2(b)(ii)).

                  "1933 ACT" shall mean the Securities Act of 1933, as amended.

                  "NOTES" shall have the meaning set forth in the Investment Agreement.

                  "NOTICE OF EXERCISE" shall mean a notice which states (i) the number of Warrants a Holder intends to exercise, (ii) the persons (who must be permitted assigns) (the "RECIPIENTS") who shall receive the shares of stock represented by the Warrants to be exercised, (iii) the addresses of Recipients, and (iv) the number of certificates to be issued to represent the shares of stock issued as a result of the exercise of Warrants.

                  "PUT" shall have the meaning set forth in paragraph 3(a).

                  "PUT NOTICE" shall have the meaning set forth in paragraph 3
         (a).

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                  "PUT PERIOD" shall mean the period commencing on the earliest to occur of the following events and continuing until the Company consummates a Qualified Initial Public Offering: (i) June 26, 2002;
         (ii) an Organic Change; (iii) the occurrence of an event of default under (A) the Credit Agreement (or any credit facility replacing in whole or in part the Credit Agreement) or (B) the Notes that remains uncured and unwaived for a period of 45 days immediately following such event of default; (iv) acceleration of the maturity of indebtedness under (A) the Credit Agreement (or any credit facility replacing in whole or in part the Credit Agreement) or (B) the Notes; or (v) the consummation of an initial public offering pursuant to an effective Registration Statement under the Securities Act covering the sale of equity or debt securities made by the Company which is not a Qualified Initial Public Offering.

                  "PUT PRICE" shall mean a price equal to (i) a fraction, the numerator of which shall be the number of shares of Common Stock (whether issued or issuable upon exercise of this Common Stock Purchase Warrant) being put to the Company and the denominator of which shall be the number of shares of Common Stock outstanding (including Excluded Shares), whether issued or issuable upon conversion or exercise of any outstanding convertible securities, warrants, options or other rights, MULTIPLIED by (ii) the highest of (A) the Put Value, (B) the Appraised Market Value and (C) the Book Value.

                  "PUT VALUE" shall be equal to (i) eight MULTIPLIED by the sum of (A) the consolidated net earnings before interest and taxes ("EBIT") for the Company and its Subsidiaries during the 12-month period ended immediately prior to the date the Put Notice is given, and (B) all non-cash charges to such EBIT for such 12-month period, including depreciation and amortization, PLUS (ii) cash and cash equivalents MINUS (iii) funded debt as of the end of such 12-month period.

                  "QUALIFIED INITIAL PUBLIC OFFERING" means an initial registered public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of common stock of the Company to the public of no more than 50% of the common stock of the Company and which has been underwritten by a nationally recognized investment banking firm or firms at a price per share greater than or equal to $7.50 that generates gross proceeds to the Company of at least $25,000,000 and pays all principal, interest and premium under the outstanding Notes.

         2        EXERCISE OF WARRANTS.

                  (a) The Warrants represented by this Common Stock Purchase Warrant may be exercised by the Holder hereof, in whole or in part from time to time, by the surrender of this Common Stock Purchase Warrant at, and delivery of a Notice of Exercise to, the offices of the Company at the address set forth in paragraph 8 hereof, or such other office or agency of the Company in the United States as the Company may designate by notice in writing to the Holder hereof at any time during the Exercise Period, accompanied by payment to the Company of the Exercise Price for the number of shares for which Warrants are then being



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                                      - 5 -


         exercised. The Exercise Price shall be payable, at the option of the Holder, (i) by certified or bank check, (ii) by the surrender of Notes or portion thereof having an outstanding principal balance equal to the Exercise Price or (iii) by the surrender of Warrants having a Market Price equal to the Exercise Price. The Company agrees that the shares so purchased shall be deemed to be issued to the Holder hereof, or the Recipients, as the record owner of such shares as of the close of business on the date on which this Common Stock Purchase Warrant shall have been surrendered and payment made for such shares. Duly executed certificates for the shares of stock so purchased shall be delivered to the Holder hereof, or the Recipients, within five business days after the Warrants shall have been so exercised, and, unless this Common Stock Purchase Warrant has expired or been exercised in full, a notation on this Common Stock Purchase Warrant stating the number of shares, if any, with respect to which this Common Stock Purchase Warrant shall not then have been exercised shall be made by the Company and this Common Stock Purchase Warrant shall then be returned to the Holder hereof within such time. The issuance of certificates for shares of Common Stock upon the exercise of this Common Stock Purchase Warrant shall be made without charge to the Holder of this Common Stock Purchase Warrant for any cost or expense (including any original issue or transfer tax) in respect of the issuance of such certificates or shares and any such cost or expense shall be paid by the Company.

                  (b) The Exercise Price and Exercise Rate shall be subject to the following adjustments:

                           (i) If, at any time during the Exercise Period, the
                  Company shall declare and pay on Common Stock a dividend or other distribution payable in shares of Common Stock, the Exercise Rate in effect at the time of taking of a record for such dividend shall be proportionately increased so that the Holder of Warrants thereafter surrendered for exercise shall be entitled to receive the number of shares of Common Stock which such Holder would have owned or been entitled to receive after the declaration and payment of such dividend or other distribution if the Warrants had been exercised immediately prior to the record date for the determination of stockholders entitled to receive such dividend or other distribution, and the Exercise Price shall be proportionately decreased so that the aggregate Exercise Price payable upon exercise in full of the Warrants shall remain the same.

                           (ii) If the Company shall subdivide the outstanding
                  shares of Common Stock into a greater number of shares, or combine the outstanding shares of Common Stock into a lesser number of shares, or issue by reclassification of its shares of Common Stock any shares of the Company's capital stock, the Exercise Rate in effect immediately prior thereto shall be proportionately adjusted so that the Holder of the Warrants thereafter surrendered for exercise shall be entitled to receive the number of shares of Common Stock or such other shares which such Holder would have owned or been entitled to receive after the happening of any of the events described above if the Warrants had been exercised immediately prior to the happening of such event on the day upon which such subdivision, combination or


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                  reclassification, as the case may be, becomes effective, and the Exercise Price shall be proportionately adjusted so that the aggregate Exercise Price payable upon exercise in full of the Warrants represented by this Common Stock Purchase Warrant shall remain the same.

                           (iii) If the Company shall issue (other than as
                  provided in subparagraph 2(b)(i) or 2(b)(ii) and other than Excluded Shares) or sell any Additional Shares of Common Stock for a consideration per share less than the Market Price, then at the time of such issuance or sale the Exercise Rate shall be adjusted to the number determined by multiplying the Exercise Rate in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding (including Excluded Shares), whether issued or issuable upon conversion or exercise, immediately prior to the issuance or sale of such Additional Shares of Common Stock plus the number of such Additional Shares of Common Stock so issued or sold, and the denominator of which shall be the number of shares of Common Stock outstanding (including Excluded Shares), whether issued or issuable upon conversion or exercise, immediately prior to the issuance or sale of such Additional Shares of Common Stock plus the number of shares of Common Stock which the aggregate consideration for such Additional Shares of Common Stock so issued or sold would purchase at a consideration per share equal to the Market Price. The Exercise Price shall be appropriately adjusted by multiplying the Exercise Price at the close of business on the date of such issuance or sale by the reciprocal of the fraction described above.

                           (iv) If the Company shall issue (other than as
                  provided in subparagraph 2(b)(i) or 2(b)(ii) and other than Excluded Shares) or sell any warrants, options or other rights entitling the holders thereof to subscribe for or purchase either Additional Shares of Common Stock or Convertible Securities, and the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to such warrants, options or other rights or such Convertible Securities (when added to the consideration per share of Common Stock, if any, received for such warrants, options or other rights), shall be less than the Market Price, then the Exercise Rate shall be adjusted to the number determined by multiplying the Exercise Rate in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding (including Excluded Shares), whether issued or issuable upon conversion or exercise, immediately prior to the issuance or sale of such warrants, options or other rights plus the number of additional shares of Common Stock issuable upon the exercise of such warrants, options or other rights, and of which the denominator shall be the number of shares of Common Stock outstanding (including Excluded Shares), whether issued or issuable upon conversion or exercise, immediately prior to the issuance or sale of such warrants, options or other rights plus the number of shares which the aggregate offering price of the total number of Additional Shares of Common Stock so offered (when added to the consideration per share of Common


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                  Stock, if any, received for such warrants, options or other rights) would purchase at the Market Price. The Exercise Price shall be appropriately adjusted by multiplying the Exercise Price at the close of business on the date of such issuance or sale by the reciprocal of the fraction described above.

                           (v) If the Company shall issue (other than as
                  provided in subparagraph 2(b)(i) or 2(b)(ii) and other than Excluded Shares) or sell Convertible Securities and the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the Market Price, then the Exercise Rate shall be adjusted to the number determined by multiplying the Exercise Rate in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding (including Excluded Shares), whether issued or issuable upon conversion or exercise, immediately prior to the issuance or sale of such Convertible Securities plus the number of Additional Shares of Common Stock issuable upon the exercise of such Convertible Securities, and of which the denominator shall be the number of shares of Common Stock outstanding (including Excluded Shares), whether issued or issuable upon conversion or exercise, immediately prior to the issuance or sale of such Convertible Securities plus the number of shares which the aggregate conversion or exercise price of the total number of Additional Shares of Common Stock so offered would purchase at the Market Price. The Exercise Price shall be appropriately adjusted by multiplying the Exercise Price at the close of business on the date of such issuance or sale by the reciprocal of the fraction described above. No adjustment of the Exercise Rate shall be made under this subparagraph 2(b)(v) upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants, options or other rights, if such adjustment shall previously have been made upon the issuance of such warrants, options or other rights pursuant to subparagraph 2(b)(iv).

                           (vi) For the purposes of subparagraphs 2(b)(iii),
                  2(b)(iv) and 2(b)(v), the date as of which the Market Price shall be computed shall be the earlier of (x) the date on which the Company shall enter into a firm contract for the issuance of such Additional Shares of Common Stock, warrants, options or other rights or Convertible Securities, and (y) the date of the actual issuance of such Additional Shares of Common Stock, warrants, options or other rights or Convertible Securities.

                           (vii) No adjustment of the Exercise Rate shall be
                  made under subparagraph 2(b)(iii) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants, options or other rights or pursuant to the conversion of Convertible Securities, if such adjustment shall previously have been made upon the issuance of such warrants, options or other rights or Convertible Securities, pursuant to subparagraphs 2(b)(iv) or 2(b)(v).

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                           (viii) If any warrants, options or other rights (or
                  any portion thereof) which shall have given rise to an adjustment pursuant to subparagraph 2(b)(iv) or conversion or exchange rights pursuant to Convertible Securities which shall have given rise to an adjustment pursuant to subparagraph 2(b)(v) shall have expired or terminated without the exercise thereof, or if by reason of the terms of such warrants, options or other rights or Convertible Securities there shall have been an increase or increases, with the passage of time or otherwise, in the exercise or conversion price thereof, then the Exercise Rate hereunder shall be readjusted (but to no greater extent than originally adjusted) on the basis of
                  (x) eliminating from the computation of any Additional Shares of Common Stock shares of Common Stock attributable to such warrants, options or other rights or conversion or exchange rights as shall have expired or terminated, and (y) treating the Additional Shares of Common Stock, if any, actually issued pursuant to the previous exercise of such warrants, options or other rights or conversion or exchange rights pursuant to any Convertible Securities as having been issued for the consideration actually received and receivable therefor. In the event of any such readjustment, an appropriate adjustment shall be made to the Exercise Price.

                           (ix) A. In any such case covered by this paragraph 2(b), in determining the amount of consideration received by the Company as a result of the issuance of Additional Shares of Common Stock, Convertible Securities or warrants, options or other rights to purchase any such Additional Shares of Common Stock, if the consideration is in whole or in part consideration other than cash, the amount of the consideration shall be deemed to be the fair value of such consideration as reasonably determined by the Board of Directors of the Company. If Additional Shares of Common Stock shall be issued as part of a unit with warrants, options or other rights, then the amount of consideration for the warrants, options or other rights shall be deemed to be the amount reasonably determined by the Board of Directors of the Company.

                                    B. In case any Additional Shares of Common
                           Stock, Convertible Securities or any options, warrants or other rights to purchase such Additional Shares of Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value, as reasonably determined by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation or corporations as the Board shall determine to be attributable to such Additional Shares of Common Stock, Convertible Securities or warrants, options or other rights to purchase such Additional Shares of Common Stock or Convertible Securities.


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                                      - 9 -


                           (x) In case the Company shall effect a
                  reorganization, shall merge with or consolidate into another corporation, or shall sell, transfer or otherwise dispose of all or substantially all its property, assets or business and, pursuant to the terms of such reorganization, merger, consolidation or disposition of assets, shares of stock or other securities, property or assets of the Company, successor or transferee or other third party or cash are to be received by or distributed to the holders of Common Stock, then the Holder of this Common Stock Purchase Warrant shall have the right thereafter to receive, upon subsequent exercise of the Warrants represented by this Common Stock Purchase Warrant, the number of shares of stock or other securities, property or assets of the Company, successor or transferee or other third party thereof or cash receivable upon or as a result of such reorganization, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock equal to the number of shares of Common Stock issuable to the Holder of this Common Stock Purchase Warrant, if the Warrants represented by this Common Stock Purchase Warrant had been exercised immediately prior to such event. The provisions of this subparagraph 2(b)(x) shall similarly apply to successive reorganizations, mergers, consolidations or dispositions of assets.

                           (xi) If a purchase, tender or exchange offer is made
                  to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, the Company shall not effect any consolidation, merger or sale with the person having made such offer or with any affiliate of such person, unless prior to the consummation thereof the Holder of this Common Stock Purchase Warrant shall have been given a reasonable opportunity to elect to receive, upon exercise or exchange of the Warrants represented by this Common Stock Purchase Warrant, either the stock, securities, cash or assets then issuable with respect to the Common Stock or the stock, securities, cash or assets issued to previous holders of the Common Stock in accordance with such offer, or the equivalent thereof.

                           (xii) If a state of facts shall occur which, without
                  being specifically controlled by the provisions of this paragraph 2(b), would not fairly protect the exercise rights of the Holder of this Common Stock Purchase Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Company shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such exercise rights.

                           (xiii) Whenever the Exercise Rate and Exercise Price
                  shall be adjusted pursuant to this paragraph 2(b), the Company shall deliver to the Holder of this Common Stock Purchase Warrant a written notice setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the fair value of any consideration other than cash pursuant to subparagraph 2(b)(ix)) and specifying the new Exercise Rate and Exercise Price.



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                                     - 10 -



                  All calculations under this paragraph 2(b) shall be made to the nearest one-one hundredth of a share. In the case referred to in subparagraph 2(b)(x), such notice shall be issued describing the amount and kind of stock, securities, property or assets or cash which shall be receivable upon exercise of this Common Stock Purchase Warrant after giving effect to the provisions of such subparagraph 2(b)(x).

                           (xiv) The Company shall at all times reserve and keep
                  available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants represented by this Common Stock Purchase Warrant, the full number of shares of Common Stock then deliverable upon the exercise of the Warrants, and each holder thereof agrees to vote any of its shares of Common Stock that it may own from time to time in order to enable the Company to do so. The Company shall take at all times such corporate action as shall be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of the Warrants in accordance with the provisions hereof, free from all taxes, liens, charges and security interests with respect to the issue thereof. The Company represents to the Holder of this Common Stock Purchase Warrant that the shares of Common Stock issuable upon the exercise of the Warrants will, when issued, be duly authorized, validly issued, fully paid and nonassessable. The Company will, at its expense, use its best efforts to cause such shares to be listed (subject to issuance or notice of issuance) on all stock exchanges, if any, on which the Company's Common Stock may become listed.

                           (xv) No fractional shares of Common Stock or scrip
                  representing fractional shares of Common Stock shall be issued upon any exercise of this Common Stock Purchase Warrant, but, in lieu thereof, there shall be paid an amount in cash equal to the same fraction of the Market Price of a whole share of Common Stock on the business day preceding the day of exercise.

         3        ADJUSTMENT TO NUMBER OF WARRANTS.

                  (a) In the event that the Company does not consummate a Qualified Initial Public Offering on or before December 1, 1997, then the number of shares issuable upon exercise of the Warrants shall be automatically increased, without action by the Company or the Holder, to an amount equal to the number of shares of Common Stock representing 5% of the issued and outstanding shares of Common Stock, determined on a fully diluted basis (assuming (i) exercise of this Warrant and (ii) exercise of all options which have vested and are exercisable), on December 1, 1997, subject to adjustment as provided herein.

                  (b) In the event that the Company does not consummate a Qualified Initial Public Offering on or before March 1, 1998, then the number of shares issuable upon exercise of the Warrants shall be automatically increased, without action by the Company or the Holder, to an amount equal to the number of shares of Common Stock representing 6% of the issued and outstanding shares of Common Stock, determined on a fully diluted basis (assuming (i) exercise of this Warrant and (ii) exercise of all options which have vested and are exercisable), on March 1, 1998, subject to adjustment as provided herein.

         4        PUT OPTION.

                  (a) Subject to the provisions of paragraph 4(b) below, at any time during the Put Period, on at least 60 days' written notice to the Company (the "PUT NOTICE"), the Holder of this Common Stock Purchase Warrant or the Common Stock issued pursuant to the exercise of the Warrants shall have the option of requiring the Company (i) to purchase all or a portion of the Common Stock issued pursuant to the Warrants, at a price determined as of the date upon which the Put Notice is given to the Company equal to the Put Price, or (ii) in the event this Common Stock Purchase Warrant has not been exercised in full, to purchase all or a portion of the Common Stock Purchase Warrant, at a price equal to the Put Price determined as of the date upon which the Put Notice is given to the Company for all shares of Common Stock that are then issuable upon exercise of the Common Stock Purchase Warrant MINUS the Exercise Price per share therefor (any such purchase pursuant to this paragraph 4(a) being a "PUT").

                  (b) The Company shall not be required to purchase shares of Common Stock or Common Stock Purchase Warrants pursuant to any exercise of the rights set forth in paragraph 4(a) above to the extent that the Company (or any successor) is unable to purchase such securities from an available source of funds from which it can legally (including without limitation, pursuant to the general corporation law of the State of Ohio) pay such Put Price; PROVIDED, HOWEVER, that the Company (or any successor) shall use all legally permissible methods in obtaining such legal source of funds, including, without limitation, the reduction of capital and the revaluation of its assets, including by appraisal. In such event, the Company shall pay the Put Price to the extent that it is able to do so in compliance with the terms of this paragraph 4(b) in cash in immediately available funds with the balance, if any, to be paid by the delivery to the Holder or Holders hereof of a Promissory Note of the Company dated the date of the applicable Put closing, having a term of one year from the date thereof, providing for a single payment of principal at the end of its term and bearing interest at a rate per annum (computed for the actual number of days elapsed on the base of a 360-day year) equal to 15%. The Promissory Note shall provide for quarterly interest payments and for prepayment at any time without premium or penalty. In the event the Company is unable to purchase the securities in compliance with the terms hereof, the Company shall purchase such securities to the extent that it is able to do so in compliance with the terms of this paragraph 3(b) on each three month anniversary of the Put closing.

         5 DIVIDENDS AND DISTRIBUTIONS. For so long as any part of this Common Stock Purchase Warrant remains outstanding and unexercised, the Company will, upon the declaration of a cash dividend upon its Common Stock or other distribution to the holders of its Common Stock (except distributions pursuant to subparagraph 2(b)(x) hereof) and at least 30 days prior to the record date, notify the Holder hereof of such declaration, which notice will contain, at a minimum, the following information: (a) the date of the declaration of the dividend or distribution, (b) the amount of such dividend or distribution, (c) the record date of such dividend or distribution, (d) the payment date or distribution date of such dividend or distribution, and (e) the Company's best estimate of the frequency and amount of cash dividends or other distributions to be paid or made in each of the succeeding three years. In the event dividends are paid by the Company on any share of Common Stock in cash or cash equivalents after December 31, 1997, a dividend shall be paid by the Company with respect to all Warrants in an amount equal per share in cash or cash equivalents (on an as-if-exercised to Common Stock basis) to the amount paid or set aside in cash or cash equivalents for each share of Common Stock. The provisions of this subparagraph 2(b)(vi) shall not, however, apply to dividends made in accordance with Section 7(g)(vi) of the Investment Agreement.

         6 TRANSFER OF WARRANTS. This Common Stock Purchase Warrant and all rights hereunder are transferable to permitted assigns pursuant to the Amended and Restated Shareholder Agreement, in whole or in part, at the office or agency of the Company referred to in paragraph 9 hereof, by the Holder hereof in person or his duly authorized attorney, upon surrender of this Common Stock Purchase Warrant properly endorsed.

         7 EXCHANGES OF WARRANTS. This Common Stock Purchase Warrant is exchangeable, upon the surrender hereof by the Holder hereof at the office or agency of the Company referred to in paragraph 9 hereof, for new Common Stock Purchase Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Common Stock Purchase Warrant to represent the right to subscribe for and purchase such number of shares as shall be designated by the Holder hereof at the time of such surrender.

         8 REMEDIES. The Company stipulates that the remedies at law of the Holder of this Common Stock Purchase Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Common Stock Purchase Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         9 NONVOTING STOCK. The Company agrees and acknowledges that the Holder of this Common Stock Purchase Warrant may be subject to regulatory and legal restrictions which prohibit the Holder from acquiring Common Stock or other voting securities of the Company (the "RESTRICTIONS"). In the event the Holder is subject to the Restrictions at the time of exercise of the Common Stock Purchase Warrant, the Company covenants and agrees to create a class of common stock of the Company having the identical rights, privileges and characteristics of the Common Stock, except that such common stock shall (i) not have the right to vote with respect to matters submitted to a vote of the Company's shareholders and (ii) be convertible to Common Stock at any time at the option of the Holder to the extent permitted under the Restrictions.

         10 NOTICES. Except as otherwise provided herein, any notices hereunder shall be deemed to have been received (a) when delivered, if personally delivered or sent via facsimile, or (b) one day following delivery to a nationally recognized overnight courier or (c) on the third business day following the date on which the piece of mail containing such communication is posted, if sent by certified or registered mail, return receipt requested, in each case addressed, if given to the Company, to the principal office of the Company, Attention:
President, or, if given to a Holder of this Common Stock Purchase Warrant, addressed to such Holder at his address as the same shall appear on the books of the Company.

         11 MISCELLANEOUS. This Common Stock Purchase Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by both the Company and the Holder hereof. This Common Stock Purchase Warrant shall be construed and enforced in accordance with, and governed by the laws of, the State of North Carolina, regardless of conflicts of law principles. The headings in this Common Stock Purchase Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

         IN WITNESS WHEREOF, the Company has caused this Common Stock Purchase Warrant to be signed by one of its duly authorized officers under its corporate seal and this Common Stock Purchase Warrant to be dated as of June 26, 1997.

                                KENDLE INTERNATIONAL INC.

                                By:/S/ ANTHONY L. FORCELLINI
                                   ----------------------------------------
                                    Anthony L. Forcellini
                                    Director, Mergers and Acquisitions and
                                    Assistant Secretary

                                  EXHIBIT 2(d)

                            FORM OF SERIES B WARRANT

                                   [attached]

                                EXHIBIT 4A(h)(i)

               FORM OF AMENDED AND RESTATED SHAREHOLDER AGREEMENT

                                   [attached]

                                EXHIBIT 4A(h)(ii)

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                   [attached]

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

         THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT"), is made and entered into as of June 26, 1997, by and between KENDLE INTERNATIONAL INC., an Ohio corporation (the "COMPANY"), and NATIONSBANC INVESTMENT CORPORATION, a Delaware corporation (the "PURCHASER").

         WHEREAS, pursuant to the terms of that certain Investment Agreement of even date herewith by and between the Company and the Purchaser (the "INVESTMENT AGREEMENT"), the Purchaser is purchasing the Company's Series A Note (as defined therein) and Series B Note (as defined therein) (the "SERIES A NOTE"), in the original principal amount of $5,000,000 and accompanied by warrants to purchase shares (subject to adjustment) of the Company's Common Stock, no par value per share (the "COMMON STOCK"), evidenced by the Series A Warrant (as defined therein) (the "WARRANTS"); and

         WHEREAS, in order to induce the Purchaser to purchase the Series A Note and the Warrants from the Company, the Company desires to grant registration rights to the Purchaser for the shares of Common Stock issuable upon the exercise of the Warrants;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

         1 DEFINITIONS. As used herein, the following defined terms shall have the respective meanings given such terms below. Capitalized terms used herein and not defined shall have the meanings set forth in the Investment Agreement.

                  "CAPITAL STOCK" means the Company's Common Stock and any other class of common stock created by the Company in the future.

                  "COMMON STOCK" has the meaning set forth in the Recitals.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXCHANGE ACT REGISTRATION STATEMENT" means a registration statement filed with the SEC pursuant to the Exchange Act.

                  "HOLDERS" means any holder or holders of shares of Capital Stock issued to the Purchaser pursuant to the Investment Agreement, the Amended and Restated Shareholder Agreement, the Warrants and all other agreements executed in connection with the Investment Agreement.

                  "INDEMNIFIED PARTY" has the meaning set forth in subparagraph 6(c).

                  "INDEMNIFYING PARTY" has the meaning set forth in subparagraph 6(c).

                  The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act or the

         Exchange Act and the declaration or ordering of the effectiveness of such registration statement.

                  "REGISTRABLE SECURITIES" means all shares of Capital Stock of the Company which are Shares.

                  "SEC" means the Securities and Exchange Commission.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SHARES" means all shares of Capital Stock of the Company held by the Purchaser or which the Holders shall have acquired by or through the Purchaser (including such shares as may represent stock dividends or a stock split or those acquired pursuant to any conversion right or preemptive right of purchase in the Investment Agreement, the Amended and Restated Shareholder Agreement, the Warrants or any other agreement executed in connection therewith, if any).

         2        REQUESTED REGISTRATION.

                  (a) If at any time following the consummation of an initial public offering of Capital Stock, the Company receives from the Holders a written request that the Company effect a registration under the Securities Act with respect to Registrable Securities, the Company will, as expeditiously as possible, notify in writing all the Holders of such request and use its diligent best efforts to effect all such registrations (including, without limitation, the execution of an undertaking to file post-effective amendments and appropriate qualifications and approvals under the laws and regulations applicable to the Company of any applicable governmental agencies and authorities, including the applicable blue sky or other state securities laws) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities as are specified in such request, together with any Registrable Securities held by the other Holders who may desire to participate in such registrations; PROVIDED, HOWEVER, that a Holder's request may not be made within six months following the effectiveness of any registered public offering of Capital Stock; and PROVIDED FURTHER, that before filing any such registration statement or any amendments or supplements thereto, the Company will (x) furnish to the Holders of Registrable Securities which are to be included in such registration copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders and their counsel, and (y) give the Holders of Registrable Securities to be included in such registration statement and their representatives the opportunity to conduct a reasonable investigation of the records and business of the Company and to participate in the preparation of any such registration statement or any amendments or supplements thereto; and PROVIDED FURTHER, that the Company shall not be obligated to take any action pursuant to this subparagraph 2(a) if the Holders request the Company to register an amount of Shares representing less than 33% of their Shares; and PROVIDED FURTHER, that the Company shall not be obligated to take any action to effect any such registration pursuant to this subparagraph 2(a) after the Company has effected one such registration pursuant to this subparagraph 2(a) at the request of the Holders and such registration has been declared or ordered effective. With respect to any registration requested pursuant to this subparagraph 2(a), the Company may include in such registration any other shares of Capital Stock, subject to the restrictions set forth in subparagraph 2(c) only upon the written consent of the Holders of a majority of the shares of Registrable Securities being registered in the registration.

                  (b) Subject to subparagraph 2(a) above and the other terms and conditions contained herein, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, but in any event within 90 days after (i) receipt of the request or requests of the Holders or (ii) the date on which the Purchaser agrees, pursuant to subparagraph 2(c), on the terms and conditions of an underwriting, if applicable, as evidenced by its acceptance of a letter of intent describing such terms and conditions, whichever is later; PROVIDED, HOWEVER, that if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to be filed at the date filing would be required hereunder and it is therefore essential to defer the filing of such registration statement, the Company shall have an additional period of not more than 60 days within which to file such registration statement (which additional period may be extended to 90 days if such deferral will materially reduce the expenses of such registration due to the elimination of the need for any special audits to be performed in connection with such registration).

                  (c) If the Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subparagraph 2(a). In such event, if so requested in writing by the Company, the Holders shall negotiate in good faith with a nationally recognized underwriter or underwriters, or major regional underwriter or underwriters acceptable to the Holders, selected by the Company and reasonably satisfactory to the Holders with regard to the underwriting of such requested registration; PROVIDED, HOWEVER, that if the Holders have not agreed with such underwriter(s), in their discretion, as to the terms and conditions of such underwriting within 30 days following commencement of such negotiations, the Holders may select an underwriter of their choice. The right of the Holders to registration pursuant to this Paragraph 2 shall be conditioned upon the Holder's participation in such underwriting to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected pursuant to this Paragraph 2. Notwith standing any other provision of this Paragraph 2, if the underwriter advises the Company in writing with a copy to the Holders that marketing factors require a limitation of the number of shares to be underwritten, the Company shall so advise all Holders, and the Company will include in such registration up to the maximum allowed by such underwriter (x) first, as many shares as possible of Registrable Securities requested to be included by the applicable Holders, which shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities entitled to inclusion in such registration held by such Holders at the time of filing the registration statement and (y) second, shares to be sold by the Company or other holders of Capital Stock, if any. If any Holder of Registrable Securities disapproves of the terms of the underwriting, he may elect to withdraw therefrom by written notice to the Company, the underwriter and the other Holders. In the event of any such withdrawal, the Company will include in any such registration in lieu thereof any additional shares of Registrable Securities which were requested to be included by a Holder and which were excluded pursuant to the above-described underwriter limitation up to the maximum set by such underwriter.

                  (d) The Company will use its best efforts to do any and all other acts which may be necessary or advisable to enable each selling Holder to dispose of the Registrable Securities being sold including, without limitation, furnishing to each such seller (x) the number of copies of the registration statement and of the exhibits and the prospectus contained therein reasonably requested by each such Holder, and (y) signed counterparts, addressed to each such Holder, of an opinion of the Company's counsel and a "cold comfort" letter of the Company's independent certified public accountants with respect to the matters customarily covered in such documents delivered to underwriters in underwritten public offerings.

         3        COMPANY REGISTRATION.

                  (a) If at any time or from time to time after the consummation of an initial public offering of Capital Stock, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, in a registration statement covering the sale of Capital Stock to the general public pursuant to an underwritten public offering (except with respect to any registration filed on Form S- 8, Form S-4 or any successor forms thereto), the Company will: (i) give to each Holder written notice thereof at least 45 days before filing if such registration is a subsequent registration; PROVIDED, HOWEVER, in the case of a Registration Statement on Form S-3, the Company shall be required to give each Holder written notice of the proposed filing thereof promptly after a decision to make such filing has been made and in no event less than ten business days prior to filing; and (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws) and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 30 days after receipt of such written notice from the Company, or, in the case of a Registration Statement on Form S-3, within seven business days after receipt of such written notice, by any Holder or Holders, except as set forth in subparagraph 3(b) below. The notice referred to in this subparagraph shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws.

                  (b) The right of any Holder to registration pursuant to this Paragraph 2 shall be conditioned upon such Holder's participation in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company, and may, at their option, require that any or all the representations and warranties by, and the covenants and other agreements on the part of, the Company to and for the benefit of such underwriter shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriter other than those relating to such Holders, their Shares and their intended methods of distribution and information about such Holders provided by such Holders for use in the registration statement. If requested by the underwriter, the Holders will agree, for themselves and their affiliates, not to sell or offer to sell any shares of their Capital Stock for a reasonable period of time (not to exceed 90 days) after the effective date of the registration statement. Notwithstanding any other provision of this Paragraph 2, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the Company shall include in such registration, prior to the inclusion of any securities that are not Registrable Securities, the number of shares of Registrable Securities requested to be included in the registration, which in the opinion of such underwriter can be sold, PRO RATA among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement, with further proportional allocations among the Holders and Other Holders if any such Holder has requested less than all such Registrable Securities it is entitled to register.

         4 EXPENSES OF REGISTRATION. All expenses incurred in connection with any registration or qualification pursuant to this Agreement, including, without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company, and expenses and fees of any special audits incidental to or required by such registration, shall be borne by the Company; PROVIDED, HOWEVER, that the Company shall not be required to pay fees of legal counsel, investment advisors and accountants of the Holders, or underwriters' discounts or commissions relating to Registrable Securities (such underwriters' fees, discounts or commissions to be borne by the Holders, on a PRO RATA basis, based on the number of shares of Registrable Securities sold by each of them).

         5 REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of such registration (and any state qualifications) and as to the completion thereof.

         6        INDEMNIFICATION.

                  (a) The Company will indemnify each Holder of Registrable Securities, each of the Holder's officers, directors, partners and employees, and each person controlling such Holder, with respect to such registration or qualification effected pursuant to this Agreement and in which Registrable Securities of the Holders are included, against all claims, losses, damages, and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, registration statement or other document incident to any such registration or qualification, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated pursuant to any Federal, state or common law rule or regulation including, without limitation, the Securities Act, applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance and will reimburse each such Holder, each of the Holder's officers, directors, partners and employees, and each person controlling such Holder, for any legal and any other reasonable expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, including reasonable attorneys' fees and expenses; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon and in conformity with written information furnished to the Company by such Holder in a signed document. Such indemnity shall be effective notwithstanding any investigation made by or on behalf of any Holder or any such officer, director, partner, employee, or controlling person and shall survive any transfer by the same of the Registrable Securities.

                  (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration or qualification is being effected, indemnify the Company, each of its directors, officers and employees, each person who controls the Company, and each other such Holder, each of such other Holder's officers, directors, partners and employees, and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, employees or persons for any legal or any other reasonable expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, including reasonable attorneys' fees and expenses, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus or other document in reliance upon and in conformity with written information furnished to the Company by such Holder. Notwithstanding the foregoing, the liability of any such Holder shall not exceed an amount equal to the proceeds realized by each such Holder of Registrable Securities sold as contemplated herein. Such indemnity shall be effective notwithstanding any investigation made by or on behalf of the Company, any such director, officer, partner, employee, or controlling person and shall survive the transfer of such securities by such Holder.

                  (c) Each party entitled to indemnification under this Paragraph 6 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought. Unless in the reasonable judgment of the Indemnified Party a conflict of interest may exist between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be permitted to assume the defense of any such claim or any litigation resulting therefrom; PROVIDED, HOWEVER, that in any event counsel for the Indemnifying Party or Indemnified Party who shall conduct the defense of such claim or litigation as provided above shall be approved by the other Party (which approval shall not be unreasonably withheld), and such other Party may participate in such defense at such Party's expense; PROVIDED, FURTHER, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Paragraph 6 unless such failure shall have had a material adverse effect on the Indemnifying Party's ability to defend such claim.

                  (d) The Indemnified Party shall make no settlement of any claim or litigation which would give rise to liability on the part of the Indemnifying Party under any indemnity contained in this Paragraph 6 without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed, and no Indemnifying Party shall make any settlement of any such claim or litigation without the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. If a firm offer is made to settle a claim or litigation defended by the Indemnified Party and the Indemnified Party notifies the Indemnifying Party in writing that the Indemnified Party desires to accept and agree to such offer, but the Indemnifying Party elects not to accept or agree to such offer within ten days after receipt of written notice from the Indemnified Party of the terms of such offer, then, in such event, the Indemnified Party shall continue to contest or defend such claim or litigation and, if such claim or litigation is within the scope of the Indemnifying Party's indemnity contained in this Paragraph 6, the Indemnified Party shall be indemnified pursuant to the terms hereof. If a firm offer is made to settle a claim or litigation defended by the Indemnifying Party and the Indemnifying Party notifies the Indemnified Party in writing that the Indemnifying Party desires to accept and agree to such offer, but the Indemnified Party elects not to accept or agree to such offer within ten days after receipt of written notice from the Indemnifying Party of the terms of such offer, then, in such event, the Indemnified Party may continue to contest or defend such claim or litigation and, in such event, the total maximum liability of the Indemnifying Party to indemnify or otherwise reimburse the Indemnified Party in accordance with this Agreement with respect to such claim or litigation shall be limited to and shall not exceed the amount of such settlement offer, plus reasonable out-of-pocket costs and expenses (including reasonable fees and disbursements of counsel) to the date of notice that the Indemnifying Party desired to accept such settlement offer.

                  (e) The indemnification payments required pursuant to this Paragraph 6 for expenses of the investigation or defense of a claim or lawsuit shall be made from time to time during the course of the investigation or defense, as the case may be, upon submission of reasonably sufficient documentation that any such expenses have been incurred.

         7 INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such written information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration or qualification referred to in this Agreement. The Company agrees to include in any such registration statement all information concerning the Holders and their distribution which the Holders shall reasonably request.

         8 FILING OF REPORTS UNDER THE EXCHANGE ACT. The Company shall give prompt notice to the Holders of (a) the filing of any Exchange Act Registration Statement relating to any class of equity securities of the Company, and (b) the effectiveness of such Exchange Act Registration Statement, in order to enable the Holders to comply with any reporting requirements under the Exchange Act or the Securities Act. The Company shall, at any time after the Company shall register any shares of Common Stock under the Securities Act and upon the written request of the Holders, file an Exchange Act Registration Statement relating to any class of equity securities of the Company then held by the Holders or issuable upon conversion or exercise of any class of debt or equity securities or warrants or options of the Company then held by the Holders, whether or not the class of equity securities with respect to which such request is made shall be held by at least the number of persons which would require the filing of a registration statement under Section 12(g)(1) of the Exchange Act.

         9 RULE 144 REPORTING. With a view to making available to the Holders benefits of certain rules and regulations of the SEC which may permit the sale of the Shares to the public without registration, after the completion of any registration pursuant to Paragraph 2 or 3 above, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, or any successor provision thereto, at all times;

                  (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

                  (c) so long as a Holder owns any Shares (or other securities of the Company), to furnish to such Holder forthwith upon its request a written statement by the Company as to the Company's compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration; and

                  (d) take any further action reasonably requested by a Holder to enable such Holder to sell its Registrable Securities without registration under Rule 144, under any successor provision, or any similar rule or regulation promulgated by the SEC from time to time.

         10 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities that are granted by the Company under Paragraphs 2 and 3 may be assigned by a Holder to a transferee or assignee of any of its Registrable Securities; PROVIDED, HOWEVER, that the Company is given written notice by the Holder at the time of or within a reasonable time after the transfer, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being assigned. Subject to the foregoing provision, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns; PROVIDED, FURTHER, that the registration rights granted in this Agreement shall not be transferred to persons who received Registrable Securities pursuant to a registration statement under the Securities Act or pursuant to a transaction under Rule 144 or any successor provision thereto.

         11 CHANGES. The terms and provisions of this Agreement may not be modified or amended, except that they may be modified or amended with the written consent of (a) the Company and (b) the Holders of a majority of the Shares outstanding. None of the terms and provisions of this Agreement may be waived except in writing by the person so waiving.

         12 GRANTING OF REGISTRATION RIGHTS. The Company shall not, without the prior written consent of Holders of 75% of the Shares then outstanding which have not already been registered, grant any rights to any persons to register any shares of Capital Stock or other securities of the Company if such rights could reasonably be expected to conflict with, or be on parity with, the rights of the Holders of the Shares; PROVIDED, HOWEVER, that the granting of (i) one demand registration right exercisable upon the earlier of (A) 12 months after the gmi Closing Date and (B) six months after the right of the Holders to exercise their rights set forth in Paragraph 2 and (ii) unlimited piggyback rights shall not require the written consent of the Holders.

         13 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

         14 NOTICE. All notices and other communications required or permitted to be given in respect of this Agreement shall be sent by personal delivery, nationally recognized overnight courier, facsimile or certified or registered mail, to the following parties at the following addresses, or, in each case, at such other address or addresses as any party shall hereafter specify by written notice to the others:

          (i)      If to the Company, to:

                   Kendle International Inc.
                   700 Carew Tower
                   Cincinnati, Ohio  45202
                   Telecopy No.:  (513) 381-5870
                   Attention:  Mr. Timothy M. Mooney, Chief Financial Officer

                   with a copy (which shall not constitute notice) to:

                   Keating, Muething & Klekamp, P.L.L.
                   1800 Provident Tower, One East Fourth Street
                   Cincinnati, Ohio  45202
                   Telecopy No.:  (513) 579-6457
                   Attention:  William J. Keating, Esq.

          (ii)     If to the Purchaser, to:

                   NationsBanc Investment Corporation
                   NationsBank Corporate Center
                   100 North Tryon Street, 10th Floor
                   Charlotte, North Carolina  28255
                   Telecopy No.:  (704) 386-6432
                   Attention:  Mr. Walker L. Poole

                   with a copy (which shall not constitute notice) to:

                   Fennebresque, Clark, Swindell & Hay
                   NationsBank Corporate Center
                   100 North Tryon Street, Suite 2900
                   Charlotte, North Carolina  28202
                   Telecopy No.:  (704) 347-3838
                   Attention:  Jeffrey S. Hay, Esq.

Any notice required to be given hereunder by one party to another shall be deemed to have been received (a) when delivered, if personally delivered or sent via facsimile, (b) one day following delivery to a nationally recognized overnight courier or (c) on the third business day following the date on which the piece of mail containing such communication is posted, if sent by certified or registered mail.

         15 TERMINATION. This Agreement shall terminate with respect to any Holder on the later of (a) the date on which the Holder may sell the Shares pursuant to Rule 144(k) under the Securities Act and (b) the date that such Holder's ownership of Shares falls below 1% of the issued and outstanding shares of Capital Stock.

         16 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and which together shall constitute a single agreement.

         17 HEADINGS. The headings of the Paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

         18 SEVERABILITY. If any provision or any portion of any provision of this Agreement shall be held to be void or unenforceable, the remaining portions of this Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their authorized officers as of the day and year first above written.

                           KENDLE INTERNATIONAL INC.,
                                    an Ohio corporation

                           By:/S/ ANTHONY L. FORECELLINI
                              ---------------------------------------
                               Anthony L. Forcellini
                               Director, Mergers and Acquisitions and
                               Assistant Secretary

                           NATIONSBANC INVESTMENT CORPORATION
                                    a Delaware corporation

                           By:/S/ WALKER L. POOLE
                              ---------------------------------------
                               Walker L. Poole
                               Senior Vice President

478441.1

                               EXHIBIT 4A(h)(iii)

                         FORM OF SUBORDINATION AGREEMENT

                                   [attached]

                                EXHIBIT 4A(h)(iv)

                            FORM OF PLEDGE AGREEMENT

                                   [attached]